Execution Copy                                                 Exhibit 10.1



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                          AMENDED AND RESTATED 364-DAY
                                CREDIT AGREEMENT

                                   DATED AS OF

                                 AUGUST 27, 2002

                                      AMONG

                            BLACK HILLS CORPORATION,
                                  as Borrower,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                    as Banks,

                               ABN AMRO BANK N.V.,
                            as Administrative Agent,

                         UNION BANK OF CALIFORNIA, N.A.,
                              as Syndication Agent,

                                BANK OF MONTREAL,
                            as Co-Syndication Agent,

                        U.S. BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent

                                       and

                            THE BANK OF NOVA SCOTIA,
                            as Co-Documentation Agent

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

                                TABLE OF CONTENTS

              (This Table of Contents is not part of the Agreement)


                                                                                                                PAGE
SECTION 1         DEFINITIONS; INTERPRETATION.....................................................................1
         Section 1.1       Definitions............................................................................1
         Section 1.2       Interpretation........................................................................13
SECTION 2         THE CREDITS....................................................................................13
         Section 2.1       The Revolving Loan Commitment.........................................................14
         Section 2.2       [Intentionally Omitted]...............................................................14
         Section 2.3       Applicable Interest Rates. (a) Base Rate Loans........................................14
         Section 2.4       Minimum Borrowing Amounts.............................................................16
         Section 2.5       Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans 16.......16
         Section 2.6       Interest Periods......................................................................18
         Section 2.7       Maturity of Loans.....................................................................18
         Section 2.8       Prepayments...........................................................................18
         Section 2.9       Default Rate..........................................................................19
         Section 2.10      The Notes.............................................................................19
         Section 2.11      Funding Indemnity.....................................................................20
         Section 2.12      Commitments...........................................................................20
SECTION 3         FEES AND EXTENSIONS............................................................................21
         Section 3.1       Fees..................................................................................21
         Section 3.2       Extensions............................................................................22
SECTION 4         PLACE AND APPLICATION OF PAYMENTS..............................................................22
         Section 4.1       Place and Application of Payments.....................................................22
SECTION 5         REPRESENTATIONS AND WARRANTIES.................................................................23
         Section 5.1       Corporate Organization and Authority..................................................23
         Section 5.2       Subsidiaries..........................................................................23
         Section 5.3       Corporate Authority and Validity of Obligations.......................................23
         Section 5.4       Financial Statements..................................................................24
         Section 5.5       No Litigation; No Labor Controversies.................................................24
         Section 5.6       Taxes.................................................................................24
         Section 5.7       Approvals.............................................................................24
         Section 5.8       ERISA.................................................................................24
         Section 5.9       Government Regulation.................................................................25
         Section 5.10      Margin Stock; Use of Proceeds.........................................................25
         Section 5.11      Licenses and Authorizations; Compliance with Laws.....................................25
         Section 5.12      Ownership of Property; Liens..........................................................26
         Section 5.13      No Burdensome Restrictions; Compliance with Agreements................................26
         Section 5.14      Full Disclosure.......................................................................26
         Section 5.15      Solvency..............................................................................26
SECTION 6         CONDITIONS PRECEDENT...........................................................................26
         Section 6.1       Initial Credit Event..................................................................26
         Section 6.2       All Credit Events.....................................................................27
SECTION 7         COVENANTS......................................................................................28

                                                                               i

         Section 7.1       Corporate Existence; Subsidiaries.....................................................28
         Section 7.2       Maintenance...........................................................................28
         Section 7.3       Taxes.................................................................................28
         Section 7.4       ERISA.................................................................................28
         Section 7.5       Insurance.............................................................................29
         Section 7.6       Financial Reports and Other Information...............................................29
         Section 7.7       Bank Inspection Rights................................................................31
         Section 7.8       Conduct of Business...................................................................31
         Section 7.9       Liens.................................................................................31
         Section 7.10      Use of Proceeds; Regulation U.........................................................33
         Section 7.11      Sales and Leasebacks..................................................................33
         Section 7.12      Mergers, Consolidations and Sales of Assets...........................................34
         Section 7.13      Use of Property and Facilities; Environmental and Health and Safety Laws..............35
         Section 7.14      Investments, Acquisitions, Loans, Advances and Guaranties.............................35
         Section 7.15      Restrictions on Indebtedness..........................................................37
         Section 7.16      Consolidated Net Worth................................................................39
         Section 7.17      Recourse Leverage Ratio...............................................................39
         Section 7.18      Fixed Charge Coverage Ratio...........................................................39
         Section 7.19      Dividends and Other Shareholder Distributions.........................................39
         Section 7.20      No Negative Pledge....................................................................39
         Section 7.21      Transactions with Affiliates..........................................................40
         Section 7.22      Compliance with Laws..................................................................40
         Section 7.23      Pari-Passu............................................................................40
         Section 7.24      Certain Subsidiaries..................................................................40
         Section 7.25      Ratings...............................................................................40
         Section 7.26      Liquidity Covenant....................................................................40
SECTION 8         EVENTS OF DEFAULT AND REMEDIES.................................................................40
         Section 8.1       Events of Default.....................................................................40
         Section 8.2       Non-Bankruptcy Defaults...............................................................42
         Section 8.3       Bankruptcy Defaults...................................................................43
         Section 8.4       [Intentionally Omitted]...............................................................43
         Section 8.5       Expenses..............................................................................43
SECTION 9         CHANGE IN CIRCUMSTANCES........................................................................43
         Section 9.1       Change of Law.........................................................................43
         Section 9.2       Unavailability of Deposits or Inability to Ascertain, or Inadequacy
                  of, LIBOR......................................................................................43
         Section 9.3       Increased Cost and Reduced Return.....................................................44
         Section 9.4       Lending Offices.......................................................................45
         Section 9.5       Discretion of Bank as to Manner of Funding............................................45
SECTION 10        THE AGENT......................................................................................46
         Section 10.1      Appointment and Authorization of Administrative Agent.................................46
         Section 10.2      Administrative Agent and its Affiliates...............................................46
         Section 10.3      Action by Administrative Agent........................................................46
         Section 10.4      Consultation with Experts.............................................................46
         Section 10.5      Liability of Administrative Agent; Credit Decision....................................47
         Section 10.6      Indemnity.............................................................................47
                                       ii

         Section 10.7      Resignation of Administrative Agent and Successor Administrative Agent................47
SECTION 11        MISCELLANEOUS..................................................................................48
         Section 11.1      Withholding Taxes.....................................................................48
         Section 11.2      No Waiver of Rights...................................................................49
         Section 11.3      Non-Business Day......................................................................49
         Section 11.4      Documentary Taxes.....................................................................49
         Section 11.5      Survival of Representations...........................................................50
         Section 11.6      Survival of Indemnities...............................................................50
         Section 11.7      Set-Off...............................................................................50
         Section 11.8      Notices...............................................................................50
         Section 11.9      Counterparts..........................................................................52
         Section 11.10     Successors and Assigns................................................................52
         Section 11.11     Participants and Note Assignees.......................................................52
         Section 11.12     Assignment of Commitments by Banks....................................................52
         Section 11.13     Amendments............................................................................53
         Section 11.14     Headings..............................................................................54
         Section 11.15     Legal Fees, Other Costs and Indemnification...........................................54
         Section 11.16     Entire Agreement......................................................................54
         Section 11.17     Construction..........................................................................54
         Section 11.18     Governing Law.........................................................................54
         Section 11.19     SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL......................................54
         Section 11.20     Replacement of Bank...................................................................55
         Section 11.21     Confidentiality.......................................................................56
         Section 11.22     Rights and Liabilities of Documentation Agents and  Syndication Agents................56
         Section 11.23     Amendment and Restatement of Existing 364-Day Credit Agreement........................56

EXHIBITS

         A        -                 Form of Note
         B        -                 Form of Compliance Certificate

SCHEDULES

         SCHEDULE 1                 Pricing Grid
         SCHEDULE 4 Administrative Agent Notice and Payment Info SCHEDULE 5.2 Schedule of Existing Subsidiaries SCHEDULE 5.5 Litigation and Labor Controversies SCHEDULE 5.11 Environmental Matters SCHEDULE 7.9 Existing Liens SCHEDULE 7.14 Existing Investments SCHEDULE 7.15(a) Marketing Subsidiary Indebtedness SCHEDULE 7.15(b) Existing Secured Indebtedness
         SCHEDULE 7.19 Restrictions on Distributions and Existing Negative
         Pledges

                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

         AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT, dated as of August 27, 2002 among Black Hills Corporation, a South Dakota corporation ("Borrower"), the financial institutions from time to time party hereto (each a "Bank," and collectively the "Banks"), U.S. Bank, National Association, and The Bank of Nova Scotia, in their capacity as documentation agents for the Banks hereunder (in such capacity, "Documentation Agents"), Union Bank of California, N.A., and Bank of Montreal, in their capacity as syndication agents for the Banks hereunder (in such capacity, "Syndication Agents") and ABN AMRO Bank N.V. in its capacity as agent for the Banks hereunder (in such capacity, the "Administrative Agent").

                                WITNESSETH THAT:

         WHEREAS, the Borrower, ABN AMRO Bank N.V., in its capacity as administrative agent and certain other financial institutions are party to that certain 364-Day Credit Agreement dated as of August 28, 2001 (the "Existing 364-Day Credit Agreement"); and

         WHEREAS, the Borrower desires to amend and restate the Existing 364-Day Credit Agreement in its entirety to be and to read as set forth herein and to obtain the several commitments of the Banks to make available a revolving credit for loans and letters of credit (the "Revolving Credit"), as described herein; and

         WHEREAS, the Banks are willing to extend such commitments subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth.

         NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Existing 364-Day Credit Agreement shall be amended and restated in its entirety as follows:

     SECTION 1 DEFINITIONS; INTERPRETATION.

     Section 1.1 Definitions. The following terms when used herein have the following meanings:

          "Adjusted Consolidated EBITDA" means, for any period, (A) Consolidated EBITDA less (B) Restricted Earnings.

         "Adjusted LIBOR" is defined in Section 2.3(b) hereof.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly twenty percent (20%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or twenty percent (20%) or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person; and (ii) each director and executive officer of Borrower or any Subsidiary of Borrower shall be deemed an Affiliate of Borrower and each of its Subsidiaries.

         "Administrative Agent" is defined in the first paragraph of this Agreement and includes any successor Administrative Agent pursuant to Section
10.7 hereof.

         "Agreement" means this Credit Agreement, including all Exhibits and Schedules hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Applicable Margin" means, at any time (i) with respect to Base Rate Loans, the Base Rate Margin and (ii) with respect to Eurodollar Loans, the Eurodollar Margin.

         "Applicable Telerate Page" is defined in Section 2.3(b) hereof.

         "Arrangers" means, collectively, ABN AMRO Bank N.V., Union Bank of California, N.A., and U.S. Bank, National Association.

         "Authorized Representative" means those persons shown on the list of officers provided by Borrower pursuant to Section 6.1(e) hereof, or on any updated such list provided by Borrower to the Administrative Agent, or any further or different officer of Borrower so named by any Authorized Representative of Borrower in a written notice to the Administrative Agent.

         "Bank" and "Banks" are defined in the first paragraph of this Agreement.

         "Base Rate" is defined in Section 2.3(a) hereof.

         "Base Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 2.3(a) hereof.

         "Base Rate Margin" means the percentage set forth in Schedule 1 hereto beside the then applicable Level.

         "BHP" means Black Hills Power, Inc., a South Dakota corporation.

         "Borrower" is defined in the first paragraph of this Agreement.

         "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made by and maintained ratably for each of the Banks according to their Percentages. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by Borrower pursuant to Section 2.5(a).

         "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in New York, New York, Chicago, Illinois or Rapid City, South Dakota and, if the applicable Business Day relates to the borrowing or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollars in the interbank market in London, England.

         "Capital" means, as of any date of determination thereof, without duplication, the sum of (A) Consolidated Net Worth plus (B) all Recourse Indebtedness (provided that for purposes of clause (B) of this definition, to the extent otherwise included, Indebtedness of Marketing Subsidiaries in an aggregate amount not to exceed the Marketing Subsidiary Indebtedness Limit incurred under Marketing Subsidiary Excluded Credit Facilities shall not be deemed to be Recourse Indebtedness).

         "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

         "Change of Control Event" means one or more of the following events:

               (a) less than a majority of the members of the Board of Directors of Borrower shall be persons who either (i) were serving as directors on the Effective Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or

               (b) the stockholders of Borrower shall approve any plan or proposal for the liquidation or dissolution of Borrower; or

               (c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the Voting Stock of Borrower as of the Effective Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of Voting Stock of Borrower representing more than ten percent (10%) of the combined voting power of the outstanding Voting Stock or other ownership interests for the election of directors or shall have the right to elect a majority of the Board of Directors of Borrower; or

               (d) Except as permitted by Section 7.12, Borrower ceases at any time to own one hundred percent (100%) of the Voting Stock and other equity interest of any Material Subsidiary.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" and "Commitments" are defined in Section 2.1 hereof.

         "Compliance Certificate" means a certificate in the form of Exhibit B hereto.

         "Consolidated Assets" means all assets which should be listed on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" means, for any period, for Borrower and its Consolidated Subsidiaries on a consolidated basis, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) to the extent deducted in arriving at Consolidated Net Income, net federal, state and local income taxes in respect of such period, (iii) to the extent deducted in arriving at Consolidated Net Income, Consolidated Interest Expense, (iv) to the extent deducted in arriving at Consolidated Net Income, the amount charged for the amortization of intangible assets, (v) to the extent deducted in arriving at Consolidated Net Income, the amount charged for the depreciation of assets, and
(vi) to the extent deducted in arriving at Consolidated Net Income, losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses, less (B) the amount for such period of (i) to the extent added in arriving at Consolidated Net Income, interest income arising from traditional investment activities with banks, investments banks and other financial institutions or relating to governmental or other marketable securities, (ii) to the extent added in arriving at Consolidated Net Income, gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP, (iii) any maintenance capital expenditures made by the Borrower or its Consolidated Subsidiaries in such period, (iv) without duplication, any payments made by a Consolidated Subsidiary constituting a repayment of principal Indebtedness (other than (x) the Obligations and (y) repayments of principal made with the proceeds of a refinancing of such Indebtedness otherwise permitted pursuant to this Agreement) or with respect to a reserve, and (v) without duplication, any other mandatory payment made by a Consolidated Subsidiary in such period not included as an expense or loss in calculating Consolidated Net Income.

         "Consolidated Fixed Charges" means, for any period and without duplication the sum of (i) the aggregate amount of Consolidated Interest Expense with respect to Recourse Indebtedness paid or scheduled to be paid for such period, and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and scheduled sinking fund payments with respect to principal of any Recourse Indebtedness of the Borrower or its Subsidiaries (including payments in the nature of principal under Capital Leases).

         "Consolidated Interest Expense" means, with reference to any period of the Borrower and its Subsidiaries, the sum of (i) all interest charges (including capitalized interest, imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense and other deferred financing charges) of the Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP, other than interest charges relating to Non-Recourse Indebtedness, (ii) all commitment or other fees payable in respect of the issuance of standby letters of credit or other credit facilities for the account of the Borrower or its Subsidiaries, and
(iii) net costs/expenses incurred by the Borrower and its Subsidiaries under Derivative Arrangements.

         "Consolidated Net Income" means, for any period of the Borrower and its Consolidated Subsidiaries, the amount for such period of consolidated net income (or net loss) of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding (to the extent otherwise included in calculating shareholders' equity), minority interests in Subsidiaries) which would appear on the consolidated balance sheet of Borrower determined on a consolidated basis in accordance with GAAP.

         "Consolidated Subsidiary" means, as to any Person, each subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated, with the financial statements of such Person in accordance with GAAP, including principles of consolidation.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Documents" means this Agreement, the Notes, the Fee Letter and all other documents executed in connection herewith or therewith.

         "Credit Event" means any Borrowing.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Derivative Arrangement" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, future agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option, that relates to fluctuations in raw material prices or utility or energy prices or other costs, or any other similar agreement, including any option to enter into any of the foregoing, or any combination of any of the foregoing. "Derivative Arrangements" shall include all such agreements or arrangements made or entered into at any time, or in effect at any time, whether or not related to a Loan.

         "Derivative Obligations" means, with respect to any Person, all liabilities of such Person under any Derivative Arrangement (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Derivative Arrangement, whether or not occurring as a result of a default thereunder), absolute or contingent, now or hereafter existing or incurred or due or to become due.

         "Documentation Agents" is defined in the first paragraph of this Agreement.

         "Effective Date" means August 27, 2002.

         "Environmental and Health Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.

         "ERISA" is defined in Section 5.8 hereof.

         "Eurodollar Loan" means a Loan bearing interest prior to its maturity at the rate specified in Section 2.3(b) hereof.

         "Eurodollar Margin" means the percentage set forth in Schedule 1 hereto beside the then applicable Level.

         "Eurodollar Reserve Percentage" is defined in Section 2.3(b) hereof.

         "Event of Default" means any of the events or circumstances specified in Section 8.1 hereof.

         "Existing 364-Day Credit Agreement" is defined in the first Whereas clause above.

         "Facility Fee Rate" means the percentage set forth in Schedule 1 hereto beside the then applicable Level.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

               (a) the weighted average of the rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the United States Federal Reserve Bank of New York; or

               (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means that certain letter among the Administrative Agent and Borrower pertaining to fees to be paid by Borrower to the Administrative Agent for its sole account and benefit.

         "Fixed Charge Coverage Ratio" means, for any period of four consecutive quarters of the Borrower ending with the most recently completed such fiscal quarter, the ratio of (A) Adjusted Consolidated EBITDA to (B) Consolidated Fixed Charges for such period.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied by Borrower and its Subsidiaries on a basis consistent with the preparation of Borrower's financial statements furnished to the Banks as described in Section 5.4 hereof.

         "Guarantee" means, in respect of any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligations of another Person, including, without limitation, by means of an agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to maintain financial covenants, or to assure the payment of such Indebtedness by an agreement to make payments in respect of goods or services regardless of whether delivered, or otherwise, provided, that the term "Guarantee" shall not include endorsements for deposit or collection in the ordinary course of business; and such term when used as a verb shall have a correlative meaning.

         "Hazardous Material" means any substance or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, dioxins and petroleum or its by-products or derivatives (including crude oil or any fraction thereof) and (b) any other material or substance classified or regulated as "hazardous" or "toxic" pursuant to any Environmental and Health Law.

         "Immaterial Subsidiary" shall mean, any direct or indirect subsidiary of Borrower (i) whose total assets (as determined in accordance with GAAP) do not represent at least five percent (5%) of the total assets (as determined in accordance with GAAP) of Borrower and its subsidiaries on a consolidated basis or (ii) whose total revenues (as determined in accordance with GAAP) do not represent at least five percent (5%) of the total revenues (as determined in accordance with GAAP) of Borrower and its subsidiaries on a consolidated basis, provided that no subsidiary shall be deemed an Immaterial Subsidiary to the extent (a) the total assets of such subsidiary, when combined with the total assets of other subsidiaries which are Immaterial Subsidiaries, represent at least ten percent (10%) of the total assets (as determined in accordance with GAAP) of Borrower and its subsidiaries on a consolidated basis or (ii) the total revenues of such subsidiary, when combined with the total revenues of other Immaterial Subsidiaries, (as determined in accordance with GAAP) represent at least ten percent (10%) of the total revenues (as determined in accordance with GAAP) of Borrower and its subsidiaries on a consolidated basis. As used in this definition "subsidiary" shall mean any Person whose financial statements are consolidated into the financial statements of Borrower in accordance with GAAP.

         "Indebtedness" means, as to any Person, without duplication: (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such Person for the deferred purchase price of property or services (other than in respect of trade accounts payable arising in the ordinary course of business which are not past-due); (iii) all Capitalized Lease Obligations of such Person; (iv) all Indebtedness of others secured by a Lien on any properties, assets or revenues of such Person (other than stock, partnership interests or other equity interests of Borrower or any Subsidiary of Borrower in other entities) to the extent of the lesser of the value of the property subject to such Lien or the amount of such Indebtedness; (v) all Guarantees issued by such Person, provided that Long-Term Guaranties shall not be deemed "Indebtedness" for purposes of calculating Borrower's compliance with the financial covenants set forth in Sections 7.16, 7.17 and 7.18 hereof; (vi) all obligations of such Person, contingent or otherwise, in respect of any letters or credit (whether commercial or standby) or bankers' acceptances, (vii) all Derivative Obligations of such Person, provided that for purposes of determining Borrower's compliance with the financial covenants set forth herein, only Borrower's Derivative Obligations under Derivative Arrangements which must be marked-to-market in accordance with GAAP shall be included as Indebtedness of Borrower, and (viii) all obligations of such Person under synthetic (and similar type) lease
arrangements,   provided  that  for  purposes  of   calculating   such  Person's
Indebtedness under such synthetic (or similar type) lease arrangements, such lease arrangement shall be treated as if it were a Capitalized Lease.

          "Interest Period" is defined in Section 2.6 hereof.

         "Investments" is defined in Section 7.14.

         "L/C Obligations" has the same meaning herein as in the 3-Year Credit Agreement.

         "Lending Office" is defined in Section 9.4 hereof.

         "Level I Status" means Borrower's S&P Rating is A+ or higher and its Moody's Rating is A1 or higher.

         "Level II Status" means Level I Status does not exist, but Borrower's S&P Rating is A- or higher and its Moody's Rating is A3 or higher.

         "Level III Status" means neither Level I Status nor Level II Status exists, but Borrower's S&P Rating is BBB+ or higher and its Moody's rating is Baa1 or higher.

         "Level IV Status" means neither Level I Status, Level II Status, nor Level III Status exists, but Borrower's S&P Rating is BBB or higher and its Moody's rating is Baa2 or higher.

         "Level V Status" means neither Level I Status, Level II Status, Level III Status, nor Level IV Status exists, but Borrower's S&P Rating is BBB- or higher and its Moody's rating is Baa3 or higher.

         "Level VI Status" means none of Level I Status, Level II Status, Level III Status, Level IV Status nor Level V Status exists.

         "LIBOR" is defined in Section 2.3(b) hereof.

         "LIBOR Loan Restriction Period" means the period commencing on and including the fifth to last Business Day of any calendar year and ending on and including the fifth Business Day of the immediately succeeding calendar year.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the

Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

         "Liquid Assets" means, as the date of any calculation thereof, the sum of (i) the amount of unrestricted cash which the Borrower then has available, plus (ii) the aggregate amount of then available (meaning the Borrower is entitled to borrow such amounts pursuant to the applicable documentation) unused capacity under the Borrower's senior unsecured credit facilities (including this Agreement and the 3-Year Credit Agreement).

          "Loan" and "Loans" are defined in Section 2.1 hereof and includes a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder.

         "Long-Term Guarantee" means (i) any Guarantee issued by Borrower or its Subsidiaries under which the holder or beneficiary of such Guarantee is not permitted under any circumstance or contingency to make demand or exercise any other remedies under such Guarantee prior to the Termination Date, as extended from time to time in accordance with the terms hereof and (ii) any coal mining reclamation bonds or contingent indemnity or reimbursement obligations with respect to such reclamation bonds (so long as such reclamation bonds have not been called upon).

         "Marketing Subsidiary" means each of Black Hills Coal Network, Inc., a South Dakota corporation, Black Hills Energy Resources, Inc., a South Dakota corporation, and Enserco Energy, Inc., a South Dakota corporation, and their respective subsidiaries.

         "Marketing Subsidiary Excluded Credit Facilities" means those certain credit facilities of the Marketing Subsidiaries described on Schedule 7.15(a) hereof, as such credit facilities are in effect on the Effective Date, provided that such credit facilities shall cease to be Marketing Subsidiary Excluded Credit Facilities to the extent availability thereunder is increased, any substantive term thereof is materially modified, or such credit facility is extended more than once in any fiscal year for a period of more than one year. Any replacement credit facility of a Marketing Subsidiary Excluded Credit Facility shall be deemed a Marketing Subsidiary Excluded Credit Facility only if such replacement credit facility contains terms substantially the same as the Marketing Subsidiary Excluded Credit Facility being replaced (including tenor) or is approved in writing by the Required Banks.

         "Marketing Subsidiary Indebtedness Limit" means the sum of (i) aggregate amount of credit availability (used or unused) under Marketing Subsidiary Excluded Credit Facilities as of the Effective Date and (ii) $25,000,000.

         "Material Adverse Effect" means a material adverse effect on (i) the business, financial position or results of operations of Borrower or Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its material obligations under the Credit Documents, (iii) the validity or enforceability of the material obligations of Borrower under any Credit Document, (iv) the rights and remedies of the Banks or the Administrative Agent against Borrower; or (v) the timely payment of the principal of and interest on the Loans or other amounts payable by Borrower hereunder, provided, that a downgrade of Borrower's S&P Rating and/or Moody's Rating shall not, in and of itself, be deemed a "Material Adverse Effect" for purposes of this Agreement.

         "Material Subsidiaries" means BHP, Black Hills Energy, Inc., a South Dakota corporation, Wyodak Resources Development Corp., a Delaware corporation, Black Hills Energy Capital, Inc., a Delaware corporation and any other Subsidiary of Borrower which is not either an Immaterial Subsidiary or a Project Finance Subsidiary.

         "Moody's Rating" means the rating assigned by Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of a Person (or if neither Moody's Investors Service, Inc. nor any such successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States of America as mutually agreed between the Required Banks and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

         "Non-Recourse Indebtedness" means, without duplication, all Indebtedness of Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP incurred in connection with project financings (including project financings of existing assets the proceeds of which are used to refinance such assets) as to which the holder of such Indebtedness has recourse solely against the assets which were purchased or refinanced with, or leased in connection with, such Indebtedness and not against Borrower or a Consolidated Subsidiary of Borrower other than a Project Finance Subsidiary or any of their other assets (whether directly, through a Guarantee or otherwise), other than the pledge of the stock (or similar equity interest) of the Project Finance Subsidiary which incurred such Indebtedness. For purposes of clarification, any Indebtedness of a Project Finance Subsidiary which would otherwise constitute Non-Recourse Indebtedness but for the issuance by the Borrower or a Consolidated Subsidiary of the Borrower of a Guarantee or other document which provides recourse with respect to such Indebtedness, such Indebtedness shall for all purposes of this Agreement be deemed Non-Recourse Indebtedness so long as (i) the Borrower's or such Consolidated Subsidiary's obligations under such Guarantee or other document are treated for all purposes as Recourse Indebtedness hereunder, (ii) such Recourse Indebtedness of the Borrower or such Consolidated Subsidiary is unsecured and is otherwise permitted by this Agreement, and (iii) such Recourse Indebtedness of the Borrower or such Consolidated Subsidiary does not in the aggregate exceed $100,000,000 at any one time outstanding.

         "Note" is defined in Section 2.10(a) hereof.

         "Obligations" means all fees payable hereunder, all obligations of Borrower to pay principal or interest on Loans, fees, expenses, indemnities, and all other payment obligations of Borrower arising under or in relation to any Credit Document.

         "Percentage" means, for each Bank, the percentage of the Commitments represented by such Bank's Commitment or, if the Commitments have been terminated, the percentage held by such Bank of the aggregate principal amount of all outstanding Obligations.

         "Permitted Derivative Obligations" means all Derivative Obligations as to which the Derivative Arrangements giving rise to such Derivative Obligation are entered into in the ordinary course of business to hedge interest rate risk, currency risk, commodity price risk or the production of Borrower or its Subsidiaries (and not for speculative purposes) and if such Derivative Obligation is an obligation of Borrower, such Derivative Obligation ranks no greater than pari passu to the Obligations.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Plan " means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PBGC" is defined in Section 5.8 hereof.

         "Project Finance Subsidiary" means any special purpose Subsidiary of Borrower created to limit the recourse of the creditors of such Subsidiary and as to which the creditors and other holders of Indebtedness of such Subsidiary have recourse solely against the assets of such Subsidiary and not against Borrower or any other Subsidiary of Borrower or any of their other assets (whether directly, through a Guarantee or otherwise) other than (i) pursuant to a Guarantee permitted hereunder and (ii) the stock of such special purpose Subsidiary (or similar equity interest).

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

         "Recourse Indebtedness" means, without duplication, all Indebtedness of Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP other than Non-Recourse Indebtedness.

         "Recourse Leverage Ratio" means, as of any time the same is to be determined, the ratio of the amount of (A) Recourse Indebtedness outstanding at such time (provided that for purposes of clause (A) of this definition, to the extent otherwise included, Indebtedness of Marketing Subsidiaries in an aggregate amount not to exceed the Marketing Subsidiary Indebtedness Limit incurred under Marketing Subsidiary Excluded Credit Facilities shall not be deemed to be Recourse Indebtedness) to (B) the amount of Capital at such time.

         "Required Banks" means, as of the date of determination thereof, any Banks holding in the aggregate more than fifty percent (50%) of the Percentages, provided, that at any time there are two (2) or less Banks, Required Banks shall mean Banks holding one hundred percent (100%) of the Percentages.

         "Restricted Earnings" means, for any period, the amount of all Consolidated Net Income earned by each of Borrower's Consolidated Subsidiaries during such period which may not be distributed or dividended to Borrower due to contractual or other restrictions on such distributions or dividends.

         "SEC" means the United States Securities and Exchange Commission.

         "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         "S&P Rating" means the rating assigned by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of a Person (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States as mutually agreed between the Required Banks and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

         "Solvent" means that (a) the fair value of a Person's assets is in excess of the total amount of such Person's debts, as determined in accordance with the United States Bankruptcy Code, and (b) the present fair saleable value of a Person's assets is in excess of the amount that will be required to pay such Person's debts as they become absolute and matured. As used in this definition, the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the United States Bankruptcy Code.

         "Subsidiary" means, as to Borrower, any corporation or other entity (i) which is consolidated into the financial statements of such Borrower in accordance with GAAP or (ii) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Borrower or by one or more of its Subsidiaries.

         "Syndication Agents" is defined in the first paragraph of this Agreement.

         "Telerate Service" means the Dow Jones Telerate Service.

         "Termination Date" means August 26, 2003, as extended from time to time pursuant to Section 3.2.

         "3-Year Credit Agreement" means that certain 3-Year Credit Agreement dated as of August 28, 2001 among Borrower, ABN AMRO Bank, N.V., in its capacity as administrative agent for the Banks thereunder, U.S. Bank, National Association, and The Bank of Nova Scotia, in their capacity as documentation agents for the Banks thereunder, Union Bank of California, N.A., and Bank of Montreal, in their capacity as syndication agents for the Banks thereunder and the various financial institutions from time to time party thereto as Banks, as amended from time to time.

         "3-Year Commitments" shall mean "Commitments", as such term is defined in the 3-Year Day Credit Agreement.

         "3-Year Credit Documents" shall mean "Credit Documents", as such term is defined in the 3-Year Credit Agreement.

         "3-Year Loans" shall mean "Loans", as such term is defined in the 3-Year Credit Agreement.

         "Total Commitments" shall mean the sum of the Commitments and the 3-Year Commitments.

         "Total Loans" shall mean the sum of the Loans and the 3-Year Loans.

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Utilization Fee Rate" means the percentage set forth in Schedule 1 hereto beside the then applicable Level.

         "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

         "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person.

          "Welfare Plan" means a "welfare plan", as defined in Section 3(l) of ERISA.

         "Wholly-Owned" when used in connection with any Subsidiary means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by Borrower and/or one or more of its Wholly-Owned Subsidiaries.

Section 1.2 Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to New York, New York time unless otherwise specifically provided. The word "including" means including without limiting the generality of any description preceding such term. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP in effect on the Effective Date, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 2         THE CREDITS.

     Section 2.1 The Revolving Loan Commitment. Subject to the terms and conditions hereof (including Sections 6.1 and 6.2), each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Loan" and collectively "Loans") to Borrower from time to time on a revolving basis in U.S. Dollars in an aggregate outstanding amount up to the amount of its commitment set forth on the applicable signature page hereof (such amount, as reduced pursuant to Section 2.12(a), increased pursuant to Section 2.12(b), or changed as a result of one or more assignments under Section 11.12, its "Commitment" and, cumulatively for all the Banks, the "Commitments") before the Termination Date, provided that the aggregate amount of Loans at any time outstanding shall not exceed the Commitments in effect at such time. On the Termination Date the Commitments shall terminate. Each Borrowing of Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 2.5(a) hereof, Borrower may elect that each Borrowing of Loans be either Base Rate Loans or Eurodollar Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof. Unless an earlier maturity is provided for hereunder, all Loans shall mature and be due and payable on the Termination Date. Notwithstanding anything is this Agreement to the contrary, no Eurodollar Loans may be advanced during the LIBOR Loan Restriction Period.

     Section 2.2 [Intentionally Omitted]. (a)

     Section 2.3 Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed (x) at all times the Base Rate is based on the rate described in clause (i) of the definition thereof, on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed or (y) at all times the Base Rate is based on the rate described in clause (ii) of the definition thereof, on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

         "Base Rate" means for any day the greater of:

          (i) the rate of interest announced by ABN AMRO Bank N.V. from time to time as its prime rate, or equivalent, for U.S. Dollar loans within the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; and

          (ii) the sum of (x) the Federal Funds Rate, plus (y)1/2of 1% (0.50%).

     (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest

Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

         "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

                     Adjusted LIBOR =               LIBOR
                                    -------------------------------------------
                                        1 - Eurodollar Reserve Percentage

         "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetical average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by each Lender as part of such Borrowing.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent) for deposits in U.S. Dollars for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by each Lender as part of such Borrowing, which appears on the Applicable Telerate Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

         "Applicable Telerate Page" means the display page designated as "Page 3750" on the Telerate Service (or such other pages as may replace any such page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars).

         "Eurodollar Reserve Percentage" means for an Borrowing of Eurodollar Loans from any Bank, the daily average for the applicable Interest Period of the actual effective rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are maintained by such Bank during such Interest Period pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     (c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to Obligations, and a determination thereof by the Administrative Agent shall be conclusive and binding except in the case of manifest error.

     Section 2.4 Minimum Borrowing Amounts. Each Borrowing of Base Rate Loans and Eurodollar Loans shall be in an amount not less than (i) if such Borrowing is comprised of Borrowing of Base Rate Loans, $1,000,000 and integral multiples of $500,000 in excess thereof, and (ii) if such Borrowing is comprised of Borrowing of Eurodollar Loans, $2,000,000 and integral multiples of $1,000,000 in excess thereof.

     Section 2.5 Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans. (a) Notice to the Administrative Agent. (a) The Borrower shall give notice to the Administrative Agent by no later than 12:00 noon (New York time) (i) at least three (3) Business Days before the date on which Borrower requests the Banks to advance a Borrowing of Eurodollar Loans, or (ii) on the date on which Borrower requests the Banks to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period or Interest Periods specified by Borrower or convert part or all of such Borrowing into Base Rate Loans, and (ii) if such Borrowing is of Base Rate Loans, on any Business Day, Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by Borrower. Borrower shall give all such notices requesting, the advance, continuation, or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon (New York time) at least three
(3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall be irrevocable once given and shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon. There may be no more than six different Interest Periods in effect at any one time, provided that for purposes of determining the number of Interest Periods in effect at any one time, all Base Rate Loans shall be deemed to have one and the same Interest Period.

     (b) Notice to the Banks. The Administrative Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from Borrower received pursuant to Section 2.5(a) above. The Administrative Agent shall give notice to Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurodollar Loans.

     (c) Borrower' Failure to Notify. Any outstanding Borrowing of Base Rate Loans shall, subject to Section 6.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless Borrower has notified the Administrative Agent within the period required by Section 2.5(a) that it intends to convert such Borrowing into a Borrowing of Eurodollar Loans or notifies the Administrative Agent within the period required by Section 2.8(a) that it intends to prepay such Borrowing. If Borrower fails to give notice pursuant to Section 2.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by
Section 2.5(a) and has not notified the Administrative Agent within the period required by Section 2.8(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans, subject to Section 6.2 hereof. The Administrative Agent shall promptly notify the Banks of Borrower's failure to so give a notice under Section 2.5(a).

     (d) Disbursement of Loans. Not later than 12:00 noon (New York time) on the date of any requested advance of a new Borrowing of Eurodollar Loans, and not later than 2:00 p.m. (New York time) on the date of any requested advance of a new Borrowing of Base Rate Loans, subject to Section 6 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York. The Administrative Agent shall make available to Borrower Loans at the Administrative Agent's principal office in New York, New York or such other office as the Administrative Agent has previously agreed in writing to with Borrower, in each case in the type of funds received by the Administrative Agent from the Banks.

     (e) Administrative Agent Reliance on Bank Funding. Unless the Administrative Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Administrative Agent may assume that such Bank has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, pay to the Administrative Agent the amount made available to Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date such Bank pays such amount to the Administrative Agent at a rate per annum equal to (i) from the date the related payment was made by the Administrative Agent to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Base Rate in effect for each such day. If such amount is not received from such Bank by the Administrative Agent immediately upon demand, Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

Section 2.6 Interest Periods. As provided in Section 2.5(a) hereof, at the time of each request of a Borrowing of Eurodollar Loans, Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Base Rate Loans, on the last Business Day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last Business Day of a calendar quarter), and
(b) in the case of Eurodollar Loans, 1, 2, 3, or 6 months thereafter; provided, however, that:

          (a) any Interest Period for a Borrowing of Base Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

          (b) for any Borrowing of Eurodollar Loans, Borrower may not select an Interest Period that extends beyond either (i) the fifth to last Business Day of any calendar year or (ii) the Termination Date;

          (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

          (d) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 2.7 Maturity of Loans. Unless an earlier maturity is provided for hereunder (whether by acceleration or otherwise), all Obligations (including principal and interest on all outstanding Loans) shall mature and become due and payable by Borrower on the Termination Date.

     Section 2.8 Prepayments. (a) (a) Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then (i) in an amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof, and (ii) in an amount such that the minimum amount required for a Borrowing pursuant to
Section 2.4 hereof remains outstanding) any Borrowing of Eurodollar Loans upon three (3) Business Days' prior irrevocable notice to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, irrevocable notice delivered to the Administrative Agent no later than 12:00 noon (New York time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. In the case of Eurodollar Loans, any amounts owing under Section 2.11 hereof as a result of such prepayment shall be paid contemporaneously with such prepayment. The Administrative Agent will promptly advise each Bank of any such prepayment notice it receives from Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     (b) If the aggregate amount of outstanding Loans shall at any time for any reason exceed the Commitments then in effect, Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Administrative Agent for the ratable benefit of the Banks as a prepayment of the Loans and, if necessary, a prefunding of Letters of Credit. Immediately upon determining the need to make any such prepayment Borrower shall notify the Administrative Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 2.11.

     Section 2.9 Default Rate. If any payment of principal or interest on any Loan, or payment of any other Obligation, is not made when due (whether by acceleration or otherwise), such principal, interest or other Obligation shall bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the rate described in clause (i) of the definition of Base Rate, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

          (a) for any Obligation other than a Eurodollar Loan (including principal and interest relating to Base Rate Loans and interest on Eurodollar Loans), the sum of two percent (2%) plus the Applicable Margin plus the Base Rate from time to time in effect; and

          (b) for the principal of any  Eurodollar  Loan, the sum of two percent
     (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin plus the Base Rate from time to time in effect.

     Section 2.10 The Notes. (a) The Loans made to Borrower by each Bank shall be evidenced by a single promissory note of Borrower issued to such Bank in the form of Exhibit A hereto. Each such promissory note is hereinafter referred to as a "Note" and collectively such promissory notes are referred to as the "Notes."

     (a) Each Bank shall record on its books and records or on a schedule to its Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence of the same; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of Borrower to repay all Loans made hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to Borrower the Note to be replaced, Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

Section 2.11 Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense (excluding loss of margin) incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

          (a) any payment (whether by acceleration or otherwise), prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

          (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by Borrower to borrow or continue a Eurodollar Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 2.5(a) or established pursuant to Section 2.5(c) hereof,

          (c) any failure by Borrower to make any payment or prepayment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

          (d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Bank, Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be prima facie evidence of the amount of such loss, cost or expense.

     Section 2.12 Commitments. (a) Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent, to terminate the Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, provided that the Commitments may not be reduced to an amount less than the amount of the Loans then outstanding. The Administrative Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Commitments pursuant to this Section 2.12 may not be reinstated.

          (b) The Borrower and the Administrative Agent may from time to time add additional financial institutions as parties to this Agreement or, with the written consent of an existing Bank, increase the Commitment of such existing Bank (any such financial institution or existing Bank which is increasing its commitment being referred to as an "Added Bank") pursuant to documentation satisfactory to the Borrower and the Administrative Agent and any such Added Bank shall for all purposes be considered a Bank for purposes of this Agreement and the other Credit Documents with a Commitment as set forth in such documentation. Any such Added Bank shall on the date it is deemed a party to this Agreement purchase from the other Banks its Percentage (or the increase in its Percentage, in the case of an Added Bank which is an existing Bank) of the Loans outstanding. Notwithstanding anything contained in this Section 2.12(b) to the contrary, the aggregate amount of Commitments may not at any time exceed $300,000,000 without the consent of the Required Banks.


SECTION 3         FEES AND EXTENSIONS.

Section 3.1       Fees.

     (a) Facility Fee. From and after the Effective Date, Borrower shall pay to the Administrative Agent for the ratable account of the Banks in accordance with their Percentages a facility fee accruing at a rate per annum equal to the Facility Fee Rate on the average daily amount of the Commitments (whether used or unused), or if the Commitments have expired or terminated, on the principal amount of Loans then outstanding. Such facility fee is payable in arrears on the last Business Day of each calendar quarter and on the Termination Date, and if the Commitments are terminated in whole prior to the Termination Date, the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

     (b) [Intentionally Omitted].

     (c) Utilization Fee. From and after the Effective Date, for any day on which (i) the aggregate principal amount of Total Loans and L/C Obligations then outstanding exceeds thirty three percent (33%) of the Total Commitments then in effect or (ii) the Commitments have been terminated by the Administrative Agent or the Lenders in accordance with this Agreement, Borrower shall pay to the Administrative Agent for the ratable account of the Banks in accordance with their Percentages a utilization fee accruing at a rate per annum equal to the Utilization Fee Rate on the aggregate amount of Total Loans and L/C Obligations outstanding on such date. Such fee is payable in arrears on the last Business Day of each calendar quarter and on the Termination Date, and if the Commitments are terminated in whole prior to the Termination Date, the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination. The utilization fee payable pursuant to this Section 3.2(c) shall be one and the same, and not in addition to, the utilization fee payable by the Borrower under the 3-Year Credit Agreement and shall be divided among this Agreement and the 3-Year Credit Agreement pro rata based on the percentage which the amount of Loans outstanding under this Agreement on the date such fee accrued comprises of the aggregate amount of Total Loans and L/C Obligations outstanding on such date.

     (d) Arranger Fees. Borrower shall pay to the Arrangers for the sole account of the Arrangers the fees agreed to between the Arrangers and Borrower in the Fee Letter or as otherwise agreed in writing among them.

     (e) Fee Calculations. All fees payable under this Agreement shall be payable in U.S. Dollars and shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. All determinations of the amount of fees owing hereunder (and the components thereof) shall be made by the Administrative Agent and shall be prima facie evidence of the amount of such fee.

     Section 3.2 Extensions. The Borrower may request that each Bank's Commitment be renewed by providing notice of such requests to the Administrative Agent no earlier than 45 days but no later than 30 days prior to the then existing Termination Date (the "Existing Termination Date") applicable to such Banks. If a Bank agrees, in its individual and sole discretion, to renew its Commitment, such Bank (a "Renewing Bank") will notify the Administrative Agent, in writing, of its decision to do so no earlier than 30 days prior to the Existing Termination Date applicable to such Bank (but in any event no later than 20 days prior to the Existing Termination Date). If a Bank does not affirmatively notify the Bank in writing of its willingness to renew its Commitment within such time period, such Bank shall be deemed to have declined the Borrower's request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Bank of its willingness to renew its Commitment shall be revocable by such Bank in its sole and absolute discretion at any time prior to the date which is 20 days prior to the related Commitment Termination Date then in effect. The Administrative Agent will notify the Borrower, in writing, of each Bank's decision no later than 15 days prior to the Existing Termination Date applicable to such Bank. The Renewing Banks' Commitments will be renewed pursuant to an amendment to this Agreement in form and substance satisfactory to the Renewing Banks, provided that (x) each extension of the Termination Date pursuant to this Section 3.2 shall be for a period of 364 days and (y) any such extension shall only be permitted if more than 50% of the aggregate Commitments as of the Termination Date then in effect are extended or otherwise committed to by Renewing Banks and any new Banks. Any Bank that declines the Borrower's request for a Commitment renewal (a "Declining Bank") will have its Commitment terminated on the Existing Termination Date applicable to such Bank (without regard to any renewals by other Banks), unless terminated earlier in accordance with this Agreement. The Borrower will have the right to accept Commitments from Persons acceptable to the Administrative Agent in an amount up to the amount of the pre-termination Commitments of any Declining Banks, provided that the Renewing Banks will have the right to increase their Commitments up to the amount of the Declining Banks' Commitments before the Borrower will be permitted to substitute Persons for the Declining Banks.


     SECTION 4 PLACE AND APPLICATION OF PAYMENTS.

     Section 4.1 Place and Application of Payments. All payments of principal of and interest on the Loans, and of all other Obligations and other amounts payable by Borrower under the Credit Documents, shall be made by Borrower in U.S. Dollars to the Administrative Agent by no later than 2:00 p.m. (New York time) on the due date thereof at the principal office of the Administrative Agent in New York, New York pursuant to the payment instructions set forth on Part A of Schedule 4 hereof (or such other location in the, United States as the Administrative Agent may designate to Borrower) for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made free and clear of, and without deduction for, any set-off, defense, counterclaim, levy, or any other deduction of any kind in immediately available funds at the place of payment. The Administrative Agent, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on

Loans or applicable fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement.

     SECTION 5 REPRESENTATIONS AND WARRANTIES.

     The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to its Subsidiaries, as to each Subsidiary of Borrower, as follows:

     Section 5.1 Corporate Organization and Authority. Borrower is duly organized and existing in good standing under the laws of the state of South Dakota; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect.

     Section 5.2 Subsidiaries. Schedule 5.2 (as updated from time to time pursuant to Section 7.1) hereto identifies each Subsidiary of Borrower, the jurisdiction of incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and its Subsidiaries and, if such percentage is not one hundred percent (100%) (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. Each Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary owned directly or indirectly by Borrower are validly issued and outstanding and fully paid and nonassessable except as set forth on Schedule 5.2 hereto. All such shares owned by Borrower are owned beneficially, and of record, free of any Lien, except as permitted in Section 7.9.

     Section 5.3 Corporate Authority and Validity of Obligations. Borrower has full right and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply (and to have applied) for the issuance of the Letters of Credit, and to perform all of its obligations under the Credit Documents to which it is a party. Each Credit Document to which it is a party has been duly authorized, executed and delivered by Borrower and constitutes valid and binding obligations of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law). No Credit Document, nor the performance or observance by Borrower of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of Borrower or any material Contractual Obligation of or affecting Borrower or any of

Borrower's Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of Borrower.

Section 5.4 Financial Statements. All financial statements heretofore delivered to the Banks showing historical performance of Borrower for Borrower's fiscal years ending on or before December 31, 2001, have been prepared in accordance generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. The unaudited financial statements for the fiscal period ended June 30, 2002 have been prepared in accordance generally accepted accounting principles applicable to interim financial statements applied on a basis consistent, except as otherwise noted therein, with the previous same fiscal period of Borrower in the prior fiscal year (subject to normal year-end adjustments). Each of such financial statements fairly presents on a consolidated basis the financial condition of Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. Borrower and its Subsidiaries have no material contingent liabilities other than those disclosed in such financial statements referred to in this Section 5.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since December 31, 2001, there has been no event or series of events which has resulted in, or reasonably could be expected to result in, a Material Adverse Effect.

     Section 5.5 No Litigation; No Labor Controversies.(a) Except as set forth on Schedule 5.5, there is no litigation or governmental proceeding pending, or to the knowledge of Borrower, threatened, against Borrower or any Subsidiary of Borrower in which there is a reasonable possibility of an adverse decision which, if adversely determined, could (individually or in the aggregate) have a Material Adverse Effect.

     (b) Except as set forth on Schedule 5.5, there are no labor controversies pending or, to the best knowledge of Borrower, threatened against Borrower or any Subsidiary of Borrower which could (individually or in the aggregate) have a Material Adverse Effect.

     Section 5.6 Taxes. Borrower and its Subsidiaries have filed all United States federal tax returns, and all other foreign, state, local and other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower or any Subsidiary of Borrower, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of Borrower or any of its Subsidiaries (individually or in the aggregate). The charges, accruals and reserves on the books of Borrower and its Subsidiaries for any taxes or other governmental charges are adequate and in conformance with GAAP.

     Section 5.7 Approvals. No authorization, consent, approval, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of Borrower or any Subsidiary of Borrower or from any other Person, is necessary to the valid execution, delivery or performance by Borrower or any Subsidiary of Borrower of any Credit Document to which it is a party.

     Section 5.8 ERISA. With respect to each Plan, Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither Borrower nor any Subsidiary of Borrower has any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     Section 5.9 Government Regulation. Neither Borrower nor any Subsidiary of Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "registered holding company", or a "Subsidiary company" of a "registered holding company", or an "affiliate" of a "registered holding company" or of a "Subsidiary company" of a "registered holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.10 Margin Stock; Use of Proceeds. Neither Borrower nor any Subsidiary of Borrower is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The proceeds of the Loans and Letters of Credit are to be used solely (i) to provide liquidity support for Borrower's commercial paper program, (ii) to fund Borrower's working capital needs, and (iii) for general corporate purposes of Borrower. Borrower will not use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

     Section 5.11 Licenses and Authorizations; Compliance with Laws. (a) (a) Borrower and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated. Borrower and each of its Subsidiaries is in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities except for any such law, regulation, ordinance or order which, the failure to comply therewith, could not reasonably expected to have a Material Adverse Effect.

     (a) In the ordinary course of its business, Borrower and each of its Subsidiaries conduct an ongoing review of the effect of Environmental and Health Laws on the Properties and all aspects of the business and operations of such Borrower and its Subsidiaries in the course of which such Borrower identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of Properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with standards imposed by law and any actual or potential liabilities to third parties, including employees or governmental entities, and any related costs and expenses). On the basis of this review, Borrower has reasonably concluded that Environmental and Health Laws are unlikely to have any Material Adverse Effect.

     (b) Except as set forth on Schedule 5.11 (as amended from time to time in accordance with the provisions hereof), neither the Borrower nor any Subsidiary of Borrower has given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding which could reasonably have a Material Adverse Effect claiming that: (i) Borrower or any Subsidiary of Borrower has violated, or is about to violate, any Environmental and Health Law; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from Borrower's or any of its Subsidiary's Property, facilities, equipment or vehicles; (iii) Borrower or any of its Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or (iv) any of Borrower's or any of its Subsidiary's Property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental and Health Law arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Materials.

     Section 5.12 Ownership of Property; Liens. Borrower and each Subsidiary of Borrower has good title to or valid leasehold interests in all its Property. None of Borrower's or any Subsidiary's Property is subject to any Lien, except as permitted in Section 7.9.

     Section 5.13 No Burdensome Restrictions; Compliance with Agreements. Neither Borrower nor any Subsidiary of Borrower is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation, that (individually or in the aggregate) materially adversely affects the business, operations, Property or financial or other condition of Borrower and its Subsidiaries (individually or in the aggregate) or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party (including any Contractual Obligation), which default could materially adversely affects the business, operations, Property or financial or other condition of Borrower and its Subsidiaries (individually or in the aggregate).

     Section 5.14 Full Disclosure. All information heretofore furnished by Borrower to the Administrative Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such information hereafter furnished by Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects and not misleading.

     Section 5.15 Solvency. Borrower and each of its Subsidiaries, individually and on a consolidated basis, is Solvent.

     SECTION 6 CONDITIONS PRECEDENT.

     The obligation of each Bank to effect a Borrowing shall be subject to the following conditions precedent:

     Section 6.1 Initial Credit Event. Before or concurrently with the initial Credit Event:

          (a) The Administrative Agent shall have received for each Bank the favorable written opinion of (i) Morgan, Lewis & Bockius LLP, counsel to Borrower, and (ii) General Counsel to the Borrower;

          (b) The Administrative Agent shall have received for each Bank copies of Borrower's (i) Articles of Incorporation, together with all amendments and (ii) bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or an Assistant Secretary;

          (c) The Administrative Agent shall have received for each Bank copies of resolutions of Borrower's Board of Directors authorizing the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on such Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

          (d) The Administrative Agent shall have received for each Bank such Bank's duly executed Note of Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.10(a) hereof;

          (e) The Administrative Agent shall have received for each Bank a duly executed original of (i) this Agreement, and (ii) a list of Borrower's Authorized Representatives;

          (f) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks;

          (g) The Administrative Agent shall have received a duly executed original of the Fee Letter;

          (h) The Administrative Agent shall have received a duly executed Compliance Certificate containing financial information as of June 30, 2002;

          (i) With the exception of the $75,000,000 First Mortgage Bonds issued by BHP, neither Borrower nor any of its Subsidiaries shall have, during the period from July 1, 2002 to the Effective Date, issued, incurred, assumed, created, become liable for, contingently or otherwise, any material Indebtedness;

          (j) The Borrower shall have provided a certificate stating that the conditions set forth precedent set forth in this Section 6.1 have been satisfied;

          (k) The Borrower shall have converted, continued or repaid each Loan previously outstanding so that the Effective Date is the first day of an Interest Period for all outstanding Loans; and

          (l) The Borrower shall have paid to each Bank the applicable fees for providing its Commitment under this Agreement; and

          (m) The Administrative Agent shall have received such other documents and information as it may reasonably request.

     Section 6.2 All Credit Events. As of the time of each Credit Event hereunder:

          (a) The Administrative Agent shall have received the notice required by Section 2.5 hereof;

          (b) Each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct in all material respects as of said time, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date; and

          (c) Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event.

         Each request for a Credit Event shall be deemed to be a representation and warranty by Borrower on the date of such Credit Event as to the facts specified in paragraphs (b) and (c) of this Section 6.2.

          SECTION 7 COVENANTS.

     Borrower covenants and agrees that, so long as any Note or Loan is outstanding hereunder, or any Commitment is available to or in use by Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

     Section 7.1 Corporate Existence; Subsidiaries. Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 7.12 hereof. Together with any financial statements delivered pursuant to Section 7.6 hereof, Borrower shall deliver an updated Schedule 5.2 to reflect any changes from the existing
Schedule 5.2.

     Section 7.2 Maintenance. Borrower will maintain, preserve and keep its plants, Properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, Properties and equipment shall be reasonably preserved and maintained, and Borrower will cause each of its Subsidiaries to do so in respect of Property owned or used by it; provided, however, that nothing in this Section 7.2 shall prevent Borrower or a Subsidiary of Borrower from discontinuing the operation or maintenance of any such Properties if such discontinuance is not disadvantageous to the Banks or the holders of the Notes, does not materially impair the operations of Borrower or any Subsidiary of Borrower and is, in the judgment of Borrower, desirable in the conduct of its business or the business of its Subsidiaries.

     Section 7.3 Taxes. Borrower will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of Borrower.

     Section 7.4 ERISA. Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Administrative Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of Borrower or any of its Subsidiaries under any post-retirement Welfare Plan benefit. The Administrative Agent will promptly distribute to each Bank any notice it receives from Borrower pursuant to this
Section 7.4.

     Section 7.5 Insurance. Borrower will insure, and keep insured, and will cause each of its Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character usually insured by companies similarly situated and operating like Property. To the extent usually insured by companies similarly situated and conducting similar businesses, Borrower will also insure, and cause each of its Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. Borrower will, upon request of any Bank, furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.5.

     Section 7.6 Financial Reports and Other Information. (a) Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of Borrower and its Subsidiaries as any Bank may reasonably request; and without any request, the Borrower shall deliver to the Administrative Agent in form and detail satisfactory to the
Administrative Agent, with copies for each Bank in form and substance satisfactory to them, each of the following:

          (i) within 120 days after the end of each fiscal year of Borrower, a copy of Borrower financial statements for such fiscal year, including the consolidated balance sheet of Borrower and its Subsidiaries for such year and the related statements of income and statements of cash flow, each as certified by independent public accountants of recognized national standing selected by Borrower in accordance with GAAP with such accountants' unqualified opinion to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, provided that if Borrower files its annual report on Form 10-K for the applicable annual period, and such annual report contains the financial statements and accountants certifications, opinions and statements described above, the Borrower may satisfy the requirements of this Section 7.6(a)(i) by delivering a copy of such annual report to each Bank. Together with such information the Borrower shall provide to each Bank such consolidating information as may be necessary for the Banks to determine the Borrower's compliance with Section 7.17 hereof;

          (ii) within 60 days after the end of each of the first three quarterly fiscal periods of Borrower, a consolidated unaudited balance sheet of Borrower and its Subsidiaries, and the related statements of income and statements of cash flow, as of the close of such period, all of the foregoing prepared by Borrower in reasonable detail in accordance with GAAP and certified by Borrower's chief financial officer or corporate controller as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby, provided that if Borrower files a Form 10-Q for the applicable quarterly period, and such quarterly report contains the financial statements and certifications described above, the Borrower may satisfy the requirements of this Section 7.6(a)(ii) by delivering a copy of such quarterly report to each Bank. Together with such information the Borrower shall provide to each Bank such consolidating information as may be necessary for the Banks to determine the Borrower's compliance with Section 7.17 hereof;

          (iii) within the period provided in subsection (i) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof; and

          (iv) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports Borrower or any of its Subsidiaries sends to their shareholders, and copies of all other regular, periodic and special reports and all registration statements Borrower or any of its Subsidiaries file with the SEC or any successor thereto, or with any national securities exchanges.

     (b) Each financial  statement furnished to the Banks pursuant to subsection
(i) or (ii) of this Section 7.6 shall be accompanied by (A) a written certificate signed by Borrower's chief financial officer or corporate controller to the effect that (i) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Borrower to remedy the same, (ii) the representations and warranties contained in Section 5 hereof are true and correct in all material respects as though made on the date of such certificate (other than those made solely as of an earlier date, which need only remain true as of such date), except as otherwise described therein, and (B) a Compliance Certificate in the form of Exhibit B hereto showing Borrower's compliance with the covenants set forth in Sections 7.9, 7.11, 7.12 and 7.14 through 7.19 hereof.

     (c) Borrower will promptly (and in any event within three Business Days after an officer of Borrower has knowledge thereof) give notice to the Administrative Agent and each Bank:

          (i) of the occurrence of any Default or Event of Default;

          (ii) any event or condition which could reasonably be expected to have a Material Adverse Effect;

          (iii) of any litigation or governmental proceeding of the type described in Section 5.5 hereof;

          (iv) of any material change in the information set forth on the Schedules hereto; and

          (v) of the entering into of any Long-Term Guaranties, and Borrower shall promptly provide the Administrative Agent with a copy of any such Guarantee and any modification to such Guarantee.

     Section 7.7 Bank Inspection Rights. For purposes of confirming compliance with the Credit Documents or after the occurrence and during the continuance of an Event of Default, upon reasonable notice from the Administrative Agent or the Required Banks, Borrower will, at Borrower's expense, permit such Banks (and such Persons as any Bank may designate) during normal business hours to visit and inspect, under Borrower's guidance, any of the Properties of Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and with their independent public accountants (and by this provision Borrower authorizes such accountants to discuss with the Banks (and such Persons as any Bank may designate) the finances and affairs of Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided, however, that except upon the occurrence and during the continuation of any Default or Event of Default, not more than one such visit and inspection may be conducted each calendar quarter.

     Section 7.8 Conduct of Business. Neither Borrower nor any Subsidiary of Borrower will engage in any line of business other than business activities in the field of (i) cogeneration and related thermal uses, (ii) energy production,
(iii) energy development, (iv) energy recovery, (v) utility operation and management, (vi) demand side management services, (vii) energy trading, (viii) management of investment funds which invest in energy related businesses and investments in such funds, (ix) hedging but not speculative activities relating to any of the foregoing lines of business, (x) telecommunications, (xi) management and operating services related to any of the foregoing lines of business, and (xii) other businesses not described in the foregoing so long as the Investments and expenses made in such other businesses does not exceed $20,000,000.

     Section 7.9 Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary of Borrower; provided, however, that this Section 7.9 shall not apply to or operate to prevent:

          (a) Liens arising by operation of law in respect of Property of Borrower or any of its Subsidiaries which are incurred in the ordinary course of business which do not in the aggregate materially detract from the value of such Property or materially impair the use thereof in the operation of the business of Borrower or any of its Subsidiaries;

          (b) Liens securing Non-Recourse Indebtedness of any Subsidiary of Borrower, provided that any such Lien is limited to the Property being financed or refinanced by such Indebtedness and the stock (or similar equity interest) of the Subsidiary which incurred such Non-Recourse Indebtedness;

          (c) Liens for taxes or assessments or other government charges or levies on Borrower or any Subsidiary of Borrower or their respective Properties which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of Borrower; provided that the aggregate amount of liabilities (including interest and penalties, if any) of Borrower and its Subsidiaries secured by such Liens shall not exceed $20,000,000 at any one time outstanding;

          (d) Liens arising out of judgments or awards against Borrower or any Subsidiary of Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which such Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of Borrower and its Subsidiaries secured by such Liens shall not exceed $20,000,000 at any one time outstanding;

          (e) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of Borrower and any Subsidiary of Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Borrower or any Subsidiary of Borrower;

          (f) Liens  existing  on the date  hereof  and listed on  Schedule  7.9 hereto;

          (g) Liens securing (i) Indebtedness evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of personal property of Borrower or a Subsidiary of Borrower used in the ordinary course of business of Borrower or a Subsidiary of Borrower, (ii) Capitalized Lease Obligations, and (iii) the performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on performance bonds; provided, that such Liens shall only be permitted to the extent the aggregate amount of Indebtedness and other obligations secured by all such Liens does not exceed five percent (5%) of Consolidated Assets as reflected on the most recent balance sheet delivered by Borrower pursuant to Section 7.6;

          (h) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (i) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

          (j) Liens relating to synthetic lease arrangements of Borrower or a Subsidiary of Borrower, provided that (i) such Lien is limited to the Property being leased, and (ii) to the extent the lessor or any other Person has recourse to the Borrower, any Subsidiary or any of their Property (other than the Property being so leased), through a Guarantee (including a residual guarantee) or otherwise, such Lien shall be permitted if Borrower has included the recourse portion of such obligations as Indebtedness for all purposes (including financial covenant calculations) under the Credit Documents;

          (k) Liens on assets of the Marketing Subsidiaries granted in the ordinary course of business securing the reimbursement obligations of Marketing Subsidiaries with respect to letters of credit and any working capital facility of the Marketing Subsidiaries so long as the holder of such reimbursement obligation or provider of such working capital facility has no recourse against Borrower or a Consolidated Subsidiary of Borrower other than such Marketing Subsidiary or any of their other assets (whether directly, through a Guarantee or otherwise) other than pursuant to a Guarantee permitted pursuant to Section 7.15(f);

          (l) Liens securing Indebtedness issued pursuant to that certain Restated and Amended Indenture of Mortgage and Deed of Trust dated as of September 1, 1999 between Borrower and The Chase Manhattan Bank, as trustee (and any successor trustee thereunder); and

          (m) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (j), inclusive, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced.

provided, that the foregoing paragraphs shall not be deemed under any circumstance to permit a Lien to exist on any capital stock or other equity interests of the Material Subsidiaries.

     Section 7.10 Use of Proceeds; Regulation U. The proceeds of each Borrowing, and the credit provided by Letters of Credit, will be used by Borrower solely
(i) to provide liquidity support for Borrower's commercial paper program, (ii) to fund Borrower's working capital needs, and (iii) for general corporate purposes of Borrower. Borrower will not use any part of the proceeds of any of the Borrowings or of the Letters of Credit directly or indirectly to purchase or carry any margin stock (as defined in Section 5.10 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     Section 7.11 Sales and Leasebacks. Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by Borrower or any Subsidiary of Borrower of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor if the total amount of rent and other obligations of the Borrower and its Subsidiaries under such lease, when combined with all rent and other obligations of Borrower and its Subsidiaries under all such leases, would exceed $30,000,000 in the aggregate, provided that Borrower and its Subsidiaries may engage in synthetic lease transactions so long as the Borrower's or such Subsidiary's, as applicable, obligations under such synthetic leases are included as Indebtedness for all purposes (including financial covenant calculations) under the Credit Documents.

     Section 7.12 Mergers, Consolidations and Sales of Assets.

          (a) Borrower will not, and will not permit any of its Material Subsidiaries to, (i) consolidate with or be a party to merger with any other Person or (ii) sell, lease or otherwise dispose of all or a "substantial part" of the assets of Borrower and its Subsidiaries;
     provided, however, that (w) the foregoing shall not prohibit any sale, lease, transfer or disposition to which the Required Banks have consented, such consent not to by unreasonably withheld if (A) such transaction does not result in a downgrade of either Borrower's S&P Rating or Moody's Rating, (B) such transaction is for cash consideration (or other consideration acceptable to the Required Banks) in an amount not less than the fair market value of the applicable assets, and (C) such transaction, when combined with all other such transactions, would not have a Material Adverse Effect, taken as a whole, (x) any Subsidiary of Borrower may merge or consolidate with or into or sell, lease or otherwise convey all or a substantial part of its assets to Borrower or any Subsidiary of which Borrower holds (directly or indirectly) at least the same percentage equity ownership; provided that in any such merger or consolidation involving Borrower, Borrower shall be the surviving or continuing corporation, (y) Borrower and its Subsidiaries may sell inventory, reserves and electricity in the ordinary course of business, and (z) Borrower may enter into a merger with, or acquisition of all of, another Person so long as:

     (1)  Borrower is the surviving entity,

     (2) unless consented to by the Required Banks, no downgrade in the Borrower's S&P Rating or Moody's Rating would occur as a result of the consummation of such a transaction,

     (3) if such transaction is an acquisition, the Board of Directors (or similar governing body) of the Person being acquired has approved being so acquired,

     (4) no Default or Event of Default would has occurred and is continuing at the time of, or would occur as a result of, such transaction.

     As used in this Section 7.12(a), a sale, lease, transfer or disposition of assets during any fiscal year shall be deemed to be of a "substantial part" of the consolidated assets of Borrower and its Subsidiaries if the net book value of such assets, when added to the net book value of all other assets sold, leased, transferred or disposed of by the Borrower and its Subsidiaries (excluding the Marketing Subsidiaries) during such fiscal year (other than inventory, reserves and electricity in the ordinary course of business) exceeds ten percent (10%) of the total assets of

Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of the last day of the immediately preceding fiscal year.

          (b) Except as permitted pursuant to Section 7.14 hereof, Borrower will not sell, transfer or otherwise dispose of, or permit any of its Subsidiaries to issue, sell, transfer or otherwise dispose of, any shares of stock of any class (including as "stock" for purposes of this Section, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of Borrower, except to Borrower or a Wholly-Owned Subsidiary of Borrower or except for the purpose of qualifying directors.

     Section 7.13 Use of Property and Facilities; Environmental and Health and Safety Laws.

          (a) Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental and Health Laws applicable to or pertaining to the Properties or business operations of Borrower or any Subsidiary of Borrower. Without limiting the foregoing, Borrower will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by Borrower or any of its Subsidiaries.

          (b) Borrower will promptly provide the Banks with copies of any notice or other instrument of the type described in Section 5.11(b) hereof, and in no event later than five (5) Business Days after an officer of Borrower or a Subsidiary of Borrower receives such notice or instrument.

     Section 7.14 Investments, Acquisitions, Loans, Advances and Guaranties. Borrower will not, nor will it permit any Subsidiary of Borrower to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing "Investments"); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America provided that any such obligation matures within one year from the date it is acquired by Borrower or Subsidiary;

          (b) investments in commercial paper rated P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation maturing within one year of its date of issuance;

          (c) investments in certificates of deposit issued by any Bank or any United States commercial bank having capital and surplus of not less than $200,000,000 maturing within one year from the date of issuance thereof or in banker's acceptances endorsed by any Bank or other such commercial bank and maturing within six months of the date of acceptance;

          (d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

          (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections
     (a), (b), (c) and (d) above;

          (f)  ownership  of  stock,   obligations  or  securities  received  in
     settlement of debts (created in the ordinary course of business) owing to Borrower or any Subsidiary;

          (g) endorsements of negotiable instruments for collection in the ordinary course of business;

          (h) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;

          (i) Investments (i) existing on the Effective Date in Subsidiaries of Borrower, (ii) existing on the Effective Date and identified in Schedule
     7.14 hereof, or (iii) consisting of intercompany loans permitted pursuant to Section 7.15(e);

          (j) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

          (k) Investments in Persons other than Marketing Subsidiaries engaged in lines of business related to the lines of business described in Section
     7.8 so long as (i) both before and after giving effect to such Investment no Default of Event of Default shall have occurred and be continuing, (ii) such Investments do not permit any creditor of such Person recourse to Borrower or any other Subsidiary of Borrower or any of their assets (other than the assets and/or the stock or similar equity interest of such Person) and (iii) if such Investments are in Persons engaged in the lines of business described in clause (xii) of Section 7.8, such Investments and expenses in the aggregate do not exceed $20,000,000 outstanding at any time;

          (l) Guaranties, other than Long-Term Guaranties, so long as such Indebtedness is permitted pursuant to Section 7.15;

          (m) acquisitions permitted pursuant to Section 7.12(a);

          (n) Investments constituting Long-Term Guaranties other than Long-Term Guarantees of Indebtedness of the Marketing Subsidiaries;

          (o) (i) Investments in Marketing Subsidiaries (other than Investments in Marketing Subsidiaries consisting of Guaranties of Indebtedness of Marketing Subsidiaries) existing on August 28, 2001 and listed on Schedule
     7.14 and (ii) Investments consisting of Guaranties of Indebtedness of Marketing Subsidiaries in existence on the Effective Date and Investments in Marketing Subsidiaries made after the Effective Date (including through Guaranties (including Long-Term Guaranties)) provided, that the aggregate amount of Investments permitted by this clause (ii) when combined with the amount of intercompany Indebtedness owing by Marketing Subsidiaries permitted pursuant to Section 7.15(e)(iii) shall not in the aggregate exceed $10,000,000 outstanding at any time (it being understood that any increase in the value of any such Investment attributable to the undistributed net earnings of the Marketing Subsidiaries shall not be deemed a violation of this Section 7.14(o)); and

          (p) Investments consisting of promissory notes issued in consideration for the sale by the Borrower or a Subsidiary of a portion of the stock (or similar equity interests) of a Subsidiary where (i) such note is secured by the stock (or similar equity interest) sold, and (ii) one of the purposes of such sale is to ensure that such Subsidiary qualifies as a "qualifying facility" under the Public Utility Regulatory Policies Act of 1978, as amended

     Any Investment which when made complies with the requirements of paragraphs
(a) through (e) may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

     In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.14, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

     Section 7.15 Restrictions on Indebtedness. Borrower will not, nor will it permit any Subsidiary of Borrower to, issue, incur, assume, create, become liable for, contingently or otherwise, or have outstanding any Indebtedness; provided, however, that the foregoing provisions shall not restrict nor operate to prevent the following Indebtedness, so long as the incurrence and maintenance of such Indebtedness would not cause the Borrower to be in violation of Section
7.17 hereof if compliance with such covenant were measured on the date of the incurrence of such Indebtedness:

          (a) the Obligations;

          (b) Non-Recourse Indebtedness of any Project Finance Subsidiary;

          (c) so long as the Borrower would be in compliance with Section 7.17 hereof (calculated as of the date of, and after giving affect to, the incurrence of such Indebtedness), secured Indebtedness (excluding Indebtedness of the type described in (e),

     (f), and (g) below but including the pledge of stock or similar equity interest of any Project Finance Subsidiary or any Subsidiary which is a special purpose entity whose sole purpose is to own the stock or similar equity interest of a Project Finance Subsidiary) (A) set forth on Schedule 7.15(b) hereto, and (B) (i) of BHP, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of personal property of the Borrower or a Subsidiary of the Borrower used in the ordinary course of business of the Borrower or Subsidiary, (iii) constituting Capitalized Lease Obligations or with respect to synthetic (or similar type) lease arrangements, or (iv) incurred in connection with the performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on performance bonds; provided, that the aggregate amount of Indebtedness permitted by this clause (B) at any time outstanding shall not exceed 5% of Consolidated Assets as reflected on the most recent balance sheet delivered by the Borrower pursuant to Section 7.6, provided that Borrower shall promptly provide the Administrative Agent with a copy of any documentation evidencing such Indebtedness in excess of $25,000,000 and any modification to such Indebtedness;

          (d) so long as the Borrower would be in compliance with Section 7.17 hereof (calculated as of the date of, and after giving affect to, the incurrence of such Indebtedness), other Indebtedness (excluding Indebtedness of the type described in (e), (f), and (g) below) which is unsecured and either junior in right of payment to the Obligations or pari passu to the Obligations or is equally and ratably secured with the
     Obligations, provided that Borrower shall promptly provide the Administrative Agent with a copy of any documentation evidencing such Indebtedness in excess of $25,000,000 and any modification to such Indebtedness;

          (e) intercompany loans (i) from (x) Subsidiary to Borrower so long as such loans are subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, and (y) Borrower to a Subsidiary of Borrower, (ii) among Wholly-Owned Subsidiaries, and (iii) from a Subsidiary of Borrower to a Marketing Subsidiary, so long as the aggregate amount of such loans from time to time owing by the Marketing Subsidiaries does not exceed the difference between (I) $10,000,000, less (II) the sum of (A) the aggregate amount of Guaranties outstanding pursuant to Section 7.15(f), and (B) the aggregate amount of other Investments then made in the Marketing Subsidiaries pursuant to Section 7.14(o)(ii) (it being understood that to the extent such limit is exceeded solely as a result of an increase in the value of any such Investment attributable to the undistributed net earnings of the Marketing Subsidiaries, it shall not be deemed a violation of this Section 7.15(e));

          (f) Indebtedness consisting of Guaranties of the Indebtedness of the Marketing Subsidiaries (including Long-Term Guaranties), provided that such Indebtedness shall only be permitted to the extent the aggregate amount of such Indebtedness, when added to the sum of (i) the aggregate amount of all intercompany loans made to the Marketing Subsidiaries pursuant to Section 7.15(e), plus (ii) the aggregate amount of all other Investments made in Marketing Subsidiaries pursuant to Section 7.14(o)(ii), does not exceed $10,000,000 (it being understood that to the extent such limit is exceeded solely as a result of an increase in the value of any such

     Investment attributable to the undistributed net earnings of the Marketing Subsidiaries, it shall not be deemed a violation of this Section 7.15(f)) provided, further that Borrower shall promptly provide the Administrative Agent with a copy of any such Guarantee and any modification to such Guarantee;

          (g)  Indebtedness  of  the  Marketing   Subsidiaries  under  Marketing
     Subsidiary Excluded Credit Facilities in an aggregate amount not to exceed the Marketing Subsidiary Indebtedness Limit;

          (h) Permitted Derivative Obligations; and

          (i)  Indebtedness   pursuant  to  Long-Term   Guaranties  (other  than
     Long-Term Guaranties of Indebtedness of Marketing Subsidiaries).

     Indebtedness shall only be permitted under (e), (f), (h), and (i) above to the extent such Indebtedness will have a priority of payment with the Obligations which is no greater than pari passu.

     Section 7.16 Consolidated Net Worth. Borrower will at the end of each fiscal quarter maintain Consolidated Net Worth in an amount of not less than the sum of (i) $425,000,000 and (ii) fifty percent (50%) of the aggregate Consolidated Net Income, if positive, for the period beginning April 1, 2002 and ending on the last day of such fiscal quarter.

     Section 7.17 Recourse Leverage Ratio. Borrower will not at the end of any fiscal quarter permit the Recourse Leverage Ratio to exceed 0.65 to 1.00.

     Section 7.18 Fixed Charge Coverage Ratio. Borrower will maintain a Fixed Charge Coverage Ratio of not less than 1.50:1.00, as determined at the end of each fiscal quarter.

     Section 7.19 Dividends and Other Shareholder Distributions. (a) (a) Borrower shall not (i) declare or pay any dividends or make a distribution of any kind (including by redemption or purchase) on or relating to its outstanding capital stock, or (ii) repay (directly, through sinking fund payments or otherwise) any Indebtedness or other obligations owing to a shareholder unless in either circumstance no Default or Event of Default exists prior to or would result after giving effect to such action.

     (b) Except (i) as set forth on Schedule 7.19 and (ii) in connection with Non-Recourse Indebtedness of a Project Finance Subsidiary, Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to:
(1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) pay any Indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

     Section 7.20 No Negative Pledge. Except (i) as set forth on Schedule 7.19 and (ii) in connection with Non-Recourse Indebtedness of a Project Finance Subsidiary, the Borrower will not, and will not permit any of its Subsidiaries (other than Project Finance Subsidiaries), directly or indirectly to enter into or assume any agreement (other than customary non-assignment and no sub-letting provisions in leases consistent with Borrower's past practices and the Credit Documents and, solely with respect to the asset so financed, Capitalized Leases, to the extent such Indebtedness is permitted herein) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     Section 7.21 Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement with any Affiliate of such Person (other than Borrower), including without limitation, the purchase from, sale to or exchange of Property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon terms no less favorable to such Borrower or such Subsidiary than could be obtained in a similar transaction involving a third-party.

     Section 7.22 Compliance with Laws. Without limiting any of the other covenants of Borrower in this Section 7, Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that neither Borrower nor any
Subsidiary of Borrower shall be required to comply with any such law, regulation, ordinance or order if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     Section 7.23 Pari-Passu. Borrower will at all times cause the Obligations to rank at least pari passu with all other senior unsecured Indebtedness of Borrower.

     Section 7.24 Certain Subsidiaries. Unless pursuant to Indebtedness which is authorized pursuant to this Agreement, Borrower will not, and the Subsidiaries of Borrower will not, permit any creditor of a Marketing Subsidiary or a Project Finance Subsidiary to have recourse to any Borrower or any Subsidiary of Borrower or any of their assets (other than (i) the stock or similar equity interest of the applicable Subsidiary and (ii) with respect to a Permitted Derivative Obligation) other than recourse under Guaranties permitted pursuant to Sections 7.15(f) and (i).

     Section 7.25 Ratings. Borrower will at all times this Agreement is in effect maintain a S&P Rating and a Moody's Rating (or if one or both of such ratings are unavailable, rating(s) from such other recognized national rating agency or agencies as may be acceptable to the Administrative Agent and the Required Banks).

     Section 7.26 Liquidity Covenant. Borrower will, as of the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 2002, maintain Liquid Assets of at least $30,000,000.

     SECTION 8 EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1 Events of Default. Any one or more of the following shall constitute an Event of Default:

          (a) (i) default in the payment when due of any fees, interest or of any other Obligation not covered by clause (ii) below and such payment default continues for three (3) days or (ii) default in the payment when due of the principal amount of any Loan;

          (b) default by Borrower or any Subsidiary in the observance or performance of any covenant set forth in Section 7.1, Section 7.6(c),
     Section 7.9 through 7.12, Sections 7.14 through 7.21, 7.23, 7.24 and 7.25 hereof;

          (c) default by Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent;

          (d) (i) failure to pay when due Indebtedness in an aggregate principal amount of (x) $10,000,000 or more of Borrower or any Material Subsidiary, or (ii) default shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of Borrower or any of its Material Subsidiary in an aggregate principal amount of $10,000,000 or more may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof, or (iii) a default shall occur under the US Bank Credit Agreement or the Wells Fargo Credit Agreement;

          (e) any representation or warranty made herein or in any other Credit Document by Borrower or any Subsidiary of Borrower, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by Borrower or any Subsidiary of Borrower, or in connection with any Credit Document, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

          (f) Borrower or any Material Subsidiary shall (i) fail to pay its debts generally as they become due or admit in writing its inability to pay its debts generally as they become due, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (iv) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (v) take any corporate action (such as the passage by its board of directors of a resolution) in furtherance of any matter described in parts (i)-(iv) above, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(g) hereof;

          (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Material Subsidiary, or any substantial part of any of their Property, or a proceeding described in Section 8.1(f)(iv) shall be instituted against Borrower or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

          (h) Borrower or any Material Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

          (i) Borrower or any other member of the Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable, to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by Borrower or any Subsidiary of Borrower or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against Borrower or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (j) Borrower or any Subsidiary of Borrower or any Person acting on behalf of Borrower, a Subsidiary or any governmental authority challenges the validity of any Credit Document or Borrower's or one of its Subsidiary's obligations thereunder or any Credit Document ceases to be in full force and effect or is modified other than in accordance with the terms thereof and hereof;

          (k) a Change of Control Event shall have occurred; or

          (l) Borrower shall for any reason cease to be wholly liable for the full amount of the Obligations.

     Section 8.2 Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, the Administrative Agent shall, if so directed by the Required Banks, by written notice to Borrower: (a) terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, and all other Obligations, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to Borrower pursuant to Section 8.1(c) or this
Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

     Section 8.3 Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, then all outstanding Notes, including both interest and principal thereon, and all other Obligations shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and Borrower shall immediately pay to the Administrative Agent, subject to Section 8.4, the full amount then available for drawing, under all outstanding Letters of Credit, Borrower acknowledging that the Banks would not have an adequate remedy at law for failure by Borrower to honor any such demand and that the Banks, and the Administrative Agent on their behalf, shall have the right to require Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     Section 8.4 [Intentionally Omitted](a).

     Section 8.5 Expenses. Borrower agrees to pay to the Administrative Agent and each Bank, and any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Administrative Agent or such Bank or any such holder, including attorneys' fees (including allocable fees of in-house counsel) and court costs, in connection with (i) any amendment or waiver to the Credit Documents requested by Borrower, (ii) any Default or Event of Default by Borrower hereunder, or (iii) the enforcement of any of the Credit Documents.

     SECTION 9 CHANGE IN CIRCUMSTANCES.

     Section 9.1 Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurodollar Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to Borrower and such Bank's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; provided, however, subject to all of the terms and conditions of this Agreement, Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Bank by means of Base Rate Loans from such Bank, which Base Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

     Section 9.2 Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

          (a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to major banks in the eurodollar interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

          (b) Banks having more than 33% percent (33)% or more of the aggregate amount of the Commitments reasonably determine and so advise the
     Administrative Agent that LIBOR as reasonably determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks or Bank of funding their or its Eurodollar Loans or Loan for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurodollar Loans shall be suspended.

     Section 9.3 Increased Cost and Reduced Return.

          (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its lending office is incorporated in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by Borrower to such Bank hereunder, such Bank shall refund such amount or amounts to Borrower without interest.

     (b) If, after the date hereof, any Bank or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR
Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank that determines to seek compensation under this Section 9.3 shall notify Borrower and the Administrative Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder submitted to Borrower and the Administrative Agent by such Bank in good faith shall be prima facie evidence of the amount of such compensation. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 9.4 Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof or in the assignment agreement which any assignee bank executes pursuant to Section 11.12 hereof (each a "Lending
Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to Borrower and the Administrative Agent, so long as such election does not increase costs or other amounts payable by Borrower to such Bank hereunder.

     Section 9.5 Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

     SECTION 10 THE AGENT.

     Section 10.1 Appointment and Authorization of Administrative Agent. Each Bank hereby appoints ABN AMRO Bank N.V. as the Administrative Agent under the Credit Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Credit Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank, the holder of any Note or any other Person; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     Section 10.2 Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or any Affiliate of Borrower as if it were not the Administrative Agent under the Credit Documents.

     Section 10.3 Action by Administrative Agent. If the Administrative Agent receives from Borrower a written notice of an Event of Default pursuant to
Section 7.6(c)(i) hereof, the Administrative Agent shall promptly give each of the Banks written notice thereof. The obligations of the Administrative Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.3. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary in writing by a Bank or Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

     Section 10.4 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 10.5 Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of Borrower or any other party contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 6 hereof; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the
Administrative Agent. Each Bank acknowledges that it has independently and without reliance on the Administrative Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of Borrower and any other relevant Person, and the Administrative Agent shall have no liability to any Bank with respect thereto.

     Section 10.6 Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent the Administrative Agent is promptly reimbursed for the same by Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 10.6 shall survive termination of this Agreement.

     Section 10.7 Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and Borrower. Upon any such resignation of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have  accepted  such  appointment,  within  thirty (30) days after the  retiring
Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     SECTION 11 MISCELLANEOUS.

     Section 11.1 Withholding Taxes.

          (a) Payments Free of Withholding. Subject to Section 11.1 (b) hereof, each payment by Borrower under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient). If any such withholding is so required, Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Bank pays any amount in respect of any such taxes, penalties or interest Borrower shall reimburse the Administrative Agent or that Bank for that payment on demand in the currency in which such payment was made. If Borrower pay any such taxes, penalties or interest, they shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by Borrower and evidenced by such a tax receipt, such Bank or Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to Borrower such amount as such Bank or Administrative Agent determines is attributable to such deduction or withholding and which will leave such Bank or Administrative Agent (after such payment) in no better or worse position than it would have been in if Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor obligate any Bank or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

          (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to Borrower and the Administrative Agent on or before the date of the initial Borrowing hereunder two duly completed and signed copies of either Form W8BEN (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form W8ECI (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by Borrower in a written notice, directly or through the Administrative Agent, to such Bank and (ii) required under then current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans.

          (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to Borrower or Administrative Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify Borrower and Administrative Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 11.2 No Waiver of Rights. No delay or failure on the part of the Administrative Agent or any Bank or on the part of the holder or holders of any
Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Administrative Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 11.3 Non-Business Day. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

     Section 11.4 Documentary Taxes. Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 11.5 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 11.6 Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.11, Section 9.3 and Section 11.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

     Section 11.7 Set-Off. (a) (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any Note is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of Borrower, whether or not matured, against and on account of the obligations and liabilities of Borrower to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     (b) Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 11.8 Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including facsimile or other electronic communication) and shall be given to a party hereunder at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent and Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks shall be addressed to their respective addresses, facsimile or telephone numbers set forth on the signature pages hereof or in the assignment agreement which any assignee bank executes pursuant to Section 11.12 hereof, and to Borrower and to the Administrative Agent to:

                  If to Borrower:

                  Black Hills Corporation
                  625 9th Street
                  Rapid City, South Dakota 57709
                  Attention: Garner M. Anderson
                  Facsimile:  605.721.2597
                  Telephone: 605.721.2311

                  with copies to:

                  Black Hills Corporation
                  625 9th Street
                  Rapid City, South Dakota 57709
                  Attention: Mark T. Thies
                  Facsimile:  605.721.2599
                  Telephone: 605.721.2331

                  Black Hills Corporation
                  1075 Noel Avenue
                  Wheeling, Illinois 60090
                  Attention: Richard T. Ashbeck
                  Facsimile:  847.459.4140
                  Telephone: 847.465.3033

                  If to the Administrative Agent:

                  Notices shall be sent to the applicable address set forth on Part B of Schedule 4 hereto.

                  With copies of all such notices to:

                  ABN AMRO Bank N.V.
                  135 South LaSalle Street
                  Suite 710
                  Chicago, Illinois 60603
                  Attention: David B.  Bryant/Saad Qais
                  Facsimile: 312.904.1466
                  Telephone: 312.904.2799 (Mr. Bryant)
                             312.904.6473 (Mr. Qais)


     Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this

Section 11.8 or on the signature pages hereof and a confirmation of receipt of such facsimile has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 11.8; provided that any notice given pursuant to
Section 2 hereof shall be effective only upon receipt.

     Section 11.9 Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     Section 11.10 Successors and Assigns. This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their permitted respective successors, and assigns, including any subsequent holder of any Note. Borrower may not assign any of its rights or obligations under any Credit Document unless (i) such assignation occurs in connection with a merger or acquisition by Borrower which is otherwise permitted under the terms of this Agreement and the appropriate Credit Document, if applicable and (ii) Borrower obtains the prior written consent of all of the Banks, which consent shall be in form and substance satisfactory to Administrative Agent.

     Section 11.11 Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, Commitments held and/or participations in Letters of Credit, by such Bank at any time and from time to time, and to assign its rights under such Loans or the Note evidencing such Loans to a federal reserve bank; provided that (i) no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, (ii) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.11, and (iii) the Administrative Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section
2.11 and Section 9.3, but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

     Section 11.12 Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the written consent of Administrative Agent, which consent shall not be unreasonably withheld, and, prior to the occurrence of a Default or Event of Default, Borrower, to assign all or any part of its Commitment (including the same percentage of its Note and outstanding Loanst, and provided that the same percentage of its commitment and loans outstanding under the 3-Year Credit Agreement are also assigned) to one or more other Persons; provided that such assignment is in an amount of at least $5,000,000 or the entire Commitment of such Bank, and if such assignment is not for such Bank's entire Commitment then such Bank's Commitment after giving effect to such assignment shall not be less than $5,000,000; and provided further that neither the consent of Borrower nor the Administrative Agent shall be required for any Bank to assign all or part of its Commitment to any Affiliate of the assigning Bank so long as the same percentage of such Bank's commitment under the 3-Year Credit Agreement are also assigned to such Affiliate. Each such assignment shall set forth the assignees address for notices to be given under Section 11.8 hereof hereunder and its designated Lending Office pursuant to Section 9.4 hereof. Upon any such assignment, delivery to the Administrative Agent of an executed copy of such assignment agreement and the forms referred to in Section 11.1 hereof, if applicable, and the payment of a $3,500 recordation fee to the Administrative Agent, the assignee shall become a Bank hereunder, all Loans, participations in Letters of Credit and the Commitment it thereby holds shall be governed by all the terms and conditions hereof and the Bank granting such assignment shall have its Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment.

     Section 11.13 Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) Borrower, (b) the Required Banks, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

          (i) no amendment or waiver pursuant to this Section. 11.13 shall (A) increase, decrease or extend any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or of any fee or other Obligation payable hereunder without the consent of each Bank; and

          (ii) no amendment or waiver pursuant to this Section 11.13 shall, unless signed by each Bank, change this Section 11.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents.

     Anything in this Agreement to the contrary notwithstanding, if at any time when the conditions precedent set forth in Section 6.2 hereof to any Loan hereunder are satisfied, any Bank shall fail to fulfill its obligations to make such Loan (any such Bank, a "Defaulting Bank") then, for so long as such failure shall continue, the Defaulting Bank shall (unless Borrower, the Administrative Agent and the Required Banks (determined as if the Defaulting Bank were not a Bank hereunder) shall otherwise consent in writing) be deemed for all purposes related to amendments, modifications, waivers or consents under this Agreement (other than amendments or waivers referred to in clause (i) and (ii) above) to have no Loans or Commitments and shall not be treated as a Bank hereunder when performing the computation of the Required Banks. To the extent the Administrative Agent receives any payments or other amounts for the account of a Defaulting Bank such Defaulting Bank shall be deemed to have requested that the Administrative Agent use such payment or other amount to fulfill its obligations to make such Loan.

     Section 11.14 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 11.15 Legal Fees, Other Costs and Indemnification. Borrower agrees to pay all reasonable costs and expenses of the Arrangers in connection with the preparation and negotiation of the Credit Documents (including past and future reasonable out-of-pocket expenses incurred by the Arrangers in connection with the syndication of the transaction), including without limitation, the reasonable fees and disbursements of counsel to the Arrangers, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. Borrower further agrees to indemnify each Bank, the Administrative Agent, and their respective directors, agents, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document (including any relating to a misrepresentation by Borrower under any Credit Document) or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. Borrower, upon demand by any of the Administrative Agentor a Bank at any time, shall reimburse the Administrative Agent or Bank for any reasonable legal or other expenses (including allocable fees and expenses of in-house counsel) incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified, provided that with respect to legal costs and expenses incurred in connection with the enforcement of the Banks rights hereunder or any work-out or similar situation, Borrower shall only be obligated to pay the legal fees of the Administrative Agent and not of any other Bank.

     Section 11.16 Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

     Section 11.17 Construction. The parties hereto acknowledge and agree that neither this Agreement nor the other Credit Documents shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement and the other Credit Documents.

     Section 11.18 Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York.

     Section 11.19 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF

OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 11.20 Replacement of Bank. Each Bank agrees that, upon the occurrence of any event set forth in Sections 9.1, 9.3 and 11.1, such Bank will use reasonable efforts to book and maintain its Loans through a different Lending Office or to transfer its Loans to an Affiliate with the objective of avoiding or minimizing the consequences of such event; provided that such booking or transfer is not otherwise disadvantageous to such Bank as determined by such Bank in its sole and absolute discretion. If any Bank has demanded to be paid additional amounts pursuant to Sections 9.1, 9.3 and 11.1, and the payment of such additional amounts are, and are likely to continue to be, more onerous in the reasonable judgment of Borrower than with respect to the other Banks, then Borrower shall have the right at any time when no Default or Event of Default shall have occurred and be continuing to seek one or more financial institutions which are not Affiliates of Borrower (each, a "Replacement Bank") to purchase with the written consent of the Administrative Agent (which consent shall not be (x) required if such proposed Replacement Bank is already a Bank, or an Affiliate of a Bank, or (y) unreasonably delayed or withheld) the outstanding Loans and Commitments of such Bank (the "Affected Bank"), and if Borrower locate a Replacement Bank, the Affected Bank shall, upon

          i.   prior written notice to the Administrative Agent,

          ii. (i) payment to the Affected Bank of the purchase price agreed between it and the Replacement Bank (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of the Affected Bank's Loans and accrued interest thereon to the date of payment) by the Replacement Bank plus (ii) payment by Borrower of all Obligations (other than principal and interest with respect to Loans) then due to the Affected Bank or accrued for its account hereunder or under any other Loan Document,

          iii. satisfaction of the provisions set forth in Section 11.12, and

          iv. payment by Borrower to the Affected Bank and the Administrative Agent of all reasonable out-of-pocket expenses in connection with such assignment and assumption (including the recordation fee described in Section 11.12), assign and delegate all its rights and obligations under this Agreement and any other Credit Document to which it is a party (including its outstanding Loans) to the Replacement Bank (such assignment to be made without recourse, representation or warranty), and the Replacement Bank shall assume such rights and obligations, whereupon the Replacement Bank shall in accordance with Section 11.12 become a party to each Credit Document to which the Affected Bank is a party and shall have the rights and obligations of a Bank thereunder and the Affected Bank shall be released from its obligations hereunder and each other Credit Document to the extent of such assignment and delegation.

     Section 11.21 Confidentiality. The Administrative Agent and the Banks shall hold all non-public information provided to them by Borrower pursuant to or in connection with this Agreement in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, regulators, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or any other Credit Document or as reasonably required by any potential bona fide transferee, participant or assignee, or in connection with the exercise of remedies under a Credit Document, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.21), or to any nationally recognized rating agency that requires access to information about a Bank's investment portfolio in connection with ratings issued with respect to such Bank, or as requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that unless specifically prohibited by applicable law or court order, the Administrative Agent and each Bank shall use reasonable efforts to promptly notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Administrative Agent or such Bank by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information. Prior to any such disclosure pursuant to this Section 11.21, the Administrative Agent and each Bank shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree, for the benefit of Borrower, in writing to be bound by this Section 11.21; and to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 11.21.

     Section 11.22 Rights and Liabilities of Documentation Agents and Syndication Agents. Neither Documentation Agents nor Syndication Agents have any special rights, powers, obligations, liabilities, responsibilities or duties under this Agreement as a result of acting in the capacity of Documentation Agents or Syndication Agents, as applicable, other than those applicable to them in their capacity as Banks hereunder. Without limiting the foregoing, neither Documentation Agents nor Syndication Agents shall have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgments and undertakings with respect to Documentation Agents and the Syndication Agents as it makes with respect to the Administrative Agent and any directors, officers, agents and employees of the Administrative Agent in Section 10.5.

     Section  11.23  Amendment  and  Restatement  of  Existing   364-Day  Credit
Agreement. This Agreement amends and restates the Existing 364-Day Credit Agreement in its entirety. From and after the date hereof any financial institution that was a "Bank" under the Existing 364-Day Credit Agreement but which is not a party to this Agreement shall have no obligation to make loans to the Borrower either under the Existing 364-Day Credit Agreement, this Agreement or any other Credit Document.


                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]

         In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.



                                         BLACK HILLS CORPORATION, a
                                         South Dakota corporation

                                         By:      _____________________________
                                         Name:    _____________________________
                                         Title:   _____________________________

Commitment: $[___________]             ABN AMRO BANK N.V., in its individual
                                       capacity as a Bank and as Administrative
                                       Agent

                                       By:      _____________________________
                                       Name:    David B. Bryant
                                       Title:   Senior Vice President &
                                                Managing Director

                                       By:      _____________________________
                                       Name:    _____________________________
                                       Title:   _____________________________

Address for notices:
         ABN AMRO Bank N.V.
         135 South LaSalle Street
         Suite 710
         Chicago, Illinois 60603
         Attention: David B. Bryant/Saad Qais
         Facsimile:  312.904.1466
         Telephone:  312.904.2799 (Mr. Bryant)
                     312.904.6473 (Mr. Qais)

With copy to:

         ABN AMRO Bank N.V.
         208 South LaSalle Street
         Suite 1500
         Chicago, Illinois 60604-1003
         Attention: Ken Keck
         Facsimile: (312) 992-5111
         Telephone: (312) 992-5134

Lending Offices:              Same as above

Base Rate Loans:              Same as above

Eurocurrency Loans:           Same as above

Commitment: $[__________]                UNION BANK OF CALIFORNIA, N.A.


                                         By:      _____________________________
                                         Name:    Robert J. Cole
                                         Title:   Vice President

Address for notices:

1980 Saturn St.
Monterey Park, CA 91754

Attention:  Ruby Gonzales
Phone:  (323) 720-7055
Fax:    (323) 724-6198

Lending Offices:

445 South Figueroa St., 15th Floor
Los Angeles, CA 90071

Attention:  Bryan Read


Base Rate Loans:

Same as address for notices.


Eurocurrency Loans:

Same as address for notices.

Commitment: $[___________]            U.S. BANK, NATIONAL
                                      ASSOCIATION, in its individual capacity
                                      as a Bank and as Documentation Agent

                                      By:      _____________________________
                                      Name:    Sandra Vollmer
                                      Title:   Senior Lender

Address for notices:

         U.S. Bank, National Association
         701 St. Joseph Street
         Rapid City, South Dakota 57701
         Attention: Ms. Sandra Vollmer
         Facsimile:   605.394.5500
         Telephone:  605.394.2019

Lending Offices:              Same as above

Base Rate Loans:              Same as above

Eurocurrency Loans:           Same as above

Commitment: $[____________]              BANK OF MONTREAL


                                         By:      _____________________________
                                         Name:    Ian M. Plester
                                         Title:   Director

Address for notices:

115 South LaSalle St.
Floor: 111-17W
Chicago, Illinois 60603
Attention: Client Services
Phone:  (312) 750 3771
Fax:    (312) 750 6061

Lending Offices:



Base Rate Loans:

115 South LaSalle St.
Floor: 111-17W
Chicago, Illinois 60603


Eurocurrency Loans:

115 South LaSalle St.
Floor: 111-17W
Chicago, Illinois 60603

Commitment: $[____________]          THE BANK OF NOVA SCOTIA


                                     By:      _____________________________
                                     Name:    F.C.H. Ashby
                                     Title:   Senior Manager Loan Operations

Address for notices:

600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308
Attention: Demetria January
Phone:  (404) 877-1578
Fax:    (404) 888-8998

Lending Offices:



Base Rate Loans:

Same As Above



Eurocurrency Loans:

Same As Above

Comitment: $[____________]            CIBC INC., as a Lender


                                      By:      _____________________________
                                      Name:    M. Sanjeeva Senanayake
                                      Title:   Executive Director
                                               CIBC World Markets Corp. As Agent

Address for notices:

CIBC Inc.
425 Lexington Avenue
New York, NY 10017
Attention:        Sanjeeva Senanayake
Phone:            (212) 856-3595
Fax:              (212) 885-4911


Lending Offices:


Base Rate Loans:

CIBC Inc.
2727 Paces Ferry Road, Suite 1200
Atlanta, GA 30339
Attention: Miriam McCart
Facsimile No.: (770) 319-4950


Eurocurrency Loans:

CIBC Inc.
2727 Paces Ferry Road, Suite 1200
Atlanta, GA 30339
Attention:   Miriam McCart
Facsimile No.: (770) 319-4950

Commitment: $[____________]              COBANK, ACB


                                         By:      _____________________________
                                         Name:    Cathleen Reed
                                         Title:   Assistant Vice President

Address for notices:

5500 S. Quebec St.
Greenwood Village, CO 80111
Attention: Cathleen Reed
Phone:  303-740-4101
Fax:    303-224-2590


Lending Offices:
5500 S. Quebec St.
Greenwood Village, CO 80111


Base Rate Loans:
5500 S. Quebec St.
Greenwood Village, CO 80111


Eurocurrency Loans:
5500 S. Quebec St.
Greenwood Village, CO 80111

Commitment: $[___________]              WELLS FARGO BANK, N.A.


                                        By:      _____________________________
                                        Name:    Thomas M. Foncannon
                                        Title:   Senior Vice President

Address for notices:

         Wells Fargo Bank, N.A.
         Energy Department
         MAC C7301-046
         1740 Broadway
         Denver, CO 80274
         Attention: Thomas M. Foncannon
         Phone:  303.863.5017
         Fax:    303.863.5196


Lending Offices:  Same as above

Base Rate Loans:  Same as above

Eurocurrency Loans:        Same as above

Commitment: $[___________]               THE DAI-ICHI KANGYO BANK, LTD.


                                         By:      _____________________________
                                         Name:    Nobuyasu Fukatsu
                                         Title:   General Manager

Address for notices:

10 South Wacker Drive, Suite 2600
Chicago, IL 60606

Attention: J. Richard Cummings
Phone:  312-715-6386
Fax:    312-876-2011


Lending Offices:


Base Rate Loans:

Loan Operations Department
1 World Trade Center, Suite 4911
New York, NY 10048-0487


Eurocurrency Loans:

Loan Operations Department
1 World Trade Center, Suite 4911
New York, NY 10048-0487

Commitment: $[___________]          THE FUJI BANK, LIMITED


                                    By:      _____________________________
                                    Name:    Peter L. Chinnic
                                    Title:   Senior Vice President & Group Head

Address for notices:

Suite 2000
225 W. Wacker Drive
Chicago, IL 60606
Attention:  Takeyuki Kuroki
Phone:  (312) 621-0534
Fax:    (312) 621-3386


Lending Offices:

Two World Trade Center
New York, NY 10048
Attention: Tina Catapana
Phone: (212) 898-2069
Fax:   (212) 775-1460


Base Rate Loans:

Two World Trade Center
New York, NY 10048
Attention: Tina Catapana
Phone: (212) 898-2069
Fax:   (212) 775-1460


Eurocurrency Loans:

Two World Trade Center
New York, NY 10048
Attention: Tina Catapana
Phone: (212) 898-2069
Fax:   (212) 775-1460

Commitment: $[_____________]             NATIONAL CITY BANK OF
                                         MICHIGAN/ILLINOIS


                                         By:      _____________________________
                                         Name:    Mark R. Long
                                         Title:   Senior Vice President

Address for notices:

National City Bank of Michigan/Illinois
2021 Spring Road, Suite 600
Oak Brook, IL 60523
Attention:        Donna Benson
Phone:            630-954-3189
Fax:              630-954-5570


Lending Offices:

National City Bank of Michigan/Illinois
2021 Spring Road, Suite 600
Oak Brook, IL 60523


Base Rate Loans:

National City Bank of Michigan/Illinois
2021 Spring Road, Suite 600
Oak Brook, IL 60523


Eurocurrency Loans:

National City Bank of Michigan/Illinois
2021 Spring Road, Suite 600
Oak Brook, IL 60523

Commitment: $[______________]         NORDEUTSCHE LANDESBANK
                                      GIROZENTRALE NEW YORK/
                                      CAYMAN ISLANDS BRANCH


                                      By:      _____________________________
                                      Name:    Stephanie Finnen
                                      Title:   Vice President

                                      By:      _____________________________
                                      Name:    Joseph Haas
                                      Title:   Vice President

Address for notices:

Norddeutsche Landesbank Girozentrale
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Stephanie Finnen
Phone:        212-812-6806
Fax:          212-812-6860


Lending Offices:


Base Rate Loans:

Norddeutsche Landesbank Girozentrale
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Andrea Johann
Phone:        212-812-6830
Fax:          212-812-6930


Eurocurrency Loans:

Norddeutsche Landesbank Girozentrale
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Andrea Johann
Phone:        212-812-6830
Fax:          212-812-6930

                                    EXHIBIT A

                                  364-DAY NOTE


                                                             August [__], 2002

         FOR VALUE RECEIVED, the undersigned, Black Hills Corporation, a South Dakota corporation ("Borrower"), promises to pay to the order of [_________________] (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of ABN AMRO Bank N.V., in New York, New York, in accordance with Section 4.1 of the Credit Agreement (as hereafter defined), the aggregate unpaid principal amount of all Loans made by the Bank to Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Base Rate Loan or a Eurodollar Loan, and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be shall be prima facie evidence of the same; provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Note is one of the Notes referred to in the Amended and Restated 364-Day Credit Agreement dated as of August 27, 2002, among Borrower, ABN AMRO Bank N.V., as Administrative Agent, U.S. Bank, National Association and The Bank of Nova Scotiaas Documentation Agents, Union Bank of California, N.A. and Bank of Montreal, as Syndication Agents and the financial institutions party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

         Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.



                        BLACK HILLS CORPORATION, a
                        South Dakota corporation

                        By:      _____________________________
                        Name:    _____________________________
                        Title:   _____________________________

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE



         This Compliance Certificate is furnished to ABN AMRO Bank N.V., as Administrative Agent pursuant to the Amended and Restated 364-Day Credit Agreement dated as of August 27, 2002, among Black Hills Corporation, a South Dakota corporation ("Borrower"), ABN AMRO Bank N.V., as Administrative Agent, U.S. Bank, National Association and The Bank of Nova Scotia, as Documentation Agents, Union Bank of California, N.A., and Bank of Montreal, as Syndication Agents and the financial institutions party thereto (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected or appointed ___________________of Borrower;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

          4. Schedule 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

_______________________________________________________________________________
_______________________________________________________________________________


     The foregoing  certifications,  together with the computations set forth in
Schedule 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___________day of __________, 200_.

                                            ___________________________________

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                  Compliance Calculations for Credit Agreement

                       CALCULATION AS OF ________ __,200_


------------------------------------------------------------------ --------------------- ---------------------------
A.       Liens (Sec. 7.9(c), (d), and (g))
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------

         1.       Liens securing taxes or assessments or other     _____________________ (Answer should be yes)
                  government charges or levies equal to or less
                  than $20,000,000 (Section 7.9(c))
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         2.       Liens securing judgments or awards or surety     _____________________ (Answer should be yes)
                  or appeal bonds issued in connection therewith
                  equal to or less than $20,000,000 (Section
                  7.9(d))
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         3.       Is the aggregate amount of Indebtedness and      _____________________ (Answer should be yes)
                  other obligations consisting of (i) the
                  deferred purchase price of newly acquired
                  property or incurred to finance the
                  acquisition of personal property of Borrower
                  used in the ordinary course of business of
                  such Borrower, (ii) Capitalized Lease
                  Obligations, and (iii) the performance of
                  tenders, statutory obligations, bids, leases
                  or other similar obligations (other than for
                  borrowed money) entered into in the ordinary
                  course of business or to secure obligations on
                  performance bonds which is secured by Liens
                  equal to or less than 5% of Consolidated
                  Assets as reflected on the most recent balance
                  sheet delivered by Borrower (Section 7.9(g)).
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
B.       Sale and Leasebacks (Section 7.11)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         1.       Aggregate obligations under all Sale and         $____________________ (Line B1 not to exceed
                  Leasebacks arrangements (other than synthetic                          $30,000,000)
                  lease transactions excluded by Section 7.11)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
C.       Sale of Assets (Section 7.12)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         1.       Net book value of assets (other than             $____________________ (Line C1 not to exceed
                  inventory, reserves and electricity in the                             10% of total consolidated
                  ordinary course of business) sold during this                          assets)
                  fiscal year
------------------------------------------------------------------ --------------------- ---------------------------

                                       74


------------------------------------------------------------------ --------------------- ---------------------------
D.       Permitted Investments (Section 7.14)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         1.       Aggregate amount of Investments in Marketing     $____________________
                  Subsidiaries made after the August 28, 2001
                  (Section 7.14(o)(ii))
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         2.       Investments consisting of Guaranties of          $____________________
                  Indebtedness of Marketing Subsidiaries
                  existing on the Effective Date
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         3.       Intercompany loans permitted pursuant to         $____________________ Line E3
                  Section 7.15(e)(iii) owing by Marketing
                  Subsidiaries (Line E3)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         4.       Sum of Lines D1, D2 and D3                       $____________________
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         5.       Is Line D4 equal to or less than $10,000,000?    _____________________ (Answer should be yes)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         6.       Aggregate amount of Investments in Persons       $____________________ (Line D6 not to exceed
                  engaged in the lines of business described in                          $20,000,000)
                  clause (xii) of Section 7.8 (Section 7.14(k))
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
E.       Permitted Indebtedness (Section 7.15)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         1.       Secured Indebtedness except as set forth on      $____________________ (Line E1 not to exceed 5%
                  Schedule 7.15(b): (i) of BHP (ii) evidencing                           of Consolidated Assets)
                  the deferred purchase price of newly acquired property or
                  incurred to finance the acquisition of personal property of
                  Borrower or a Subsidiary used in the ordinary course of
                  business of the Borrower of a Subsidiary, (iii) constituting
                  Capitalized Lease Obligations or with respect to synthetic (or similar type) lease transactions, or (iv) incurred in
                  connection with the performance of tenders, statutory
                  obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on performance bonds
                  (Section 7.15(c))
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         2.       Intercompany loans owing by Borrower (Section    $____________________ (Must be subordinated to
                  7.15(e)(i)(x))                                                         Obligations)
------------------------------------------------------------------ --------------------- ---------------------------

                                       75

------------------------------------------------------------------ --------------------- ---------------------------
         3.       Intercompany Indebtedness owing by Marketing     $____________________ (Line E3 not to exceed
                  Subsidiaries to Subsidiaries (Section                                  the difference between
                  7.15(e)(iii))                                                          (i) $10,000,000 less (ii)
                                                                                         the sum of  Lines E4 and
                                                                                         D1)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         4.       Indebtedness consisting of Guarantees            $____________________ (Line E4 not to exceed
                  (including Long-Term Guaranties) of Marketing                          the difference between
                  Subsidiary Indebtedness  (Section 7.15(f))                             (i) $10,000,000 less (ii)
                                                                                         the sum of Lines E3 and
                                                                                         D1)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         5.       Indebtedness of Marketing Subsidiaries under     $____________________ (Line E5 not to exceed
                  Marketing Subsidiary Excluded Credit                                   Marketing Subsidiary
                  Facilities (Section 7.15(g))                                           Indebtedness Limit)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
F.       Consolidated Net Worth (Section 7.16)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         1.       Consolidated Net Worth                           $____________________
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         2.       50% of aggregate Consolidated Net Income, if     $____________________
                  positive, from and including April 1, 2002
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         3.       Does Line F1 exceed sum of (i) $425,000,000      _____________________ (Answer should be yes)
                  plus (ii) line F2
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
G.       Recourse Leverage Ratio (Section 7.17)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         1.       consolidated Indebtedness                        $____________________
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         2.       Non-Recourse Indebtedness                        $____________________
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         3.       Recourse Indebtedness (Line G1 minus Line G2)    $____________________
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         4.       Indebtedness of Marketing Subsidiaries under     $____________________ (Not to exceed Marketing
                  Marketing Subsidiary Excluded Credit                                   Subsidiary Indebtedness
                  Facilities (Line E5)                                                   Limit)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         5.       Consolidated Net Worth                           $____________________
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         6.       Capital (Line G3 minus Line G4 plus Line G5)     $____________________
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         7.       Recourse Leverage Ratio                          _________ :1.00       (ratio of (A) difference
                                                                                         between (x) Line G3 minus
                                                                                         (y) Line G4 to (B) Line
                                                                                         G6 not to exceed 0.65 to
                                                                                         1.00)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
H.       Fixed Charge Coverage Ratio (Section 7.18)
------------------------------------------------------------------ --------------------- ---------------------------

                                       76


------------------------------------------------------------------ --------------------- ---------------------------
         1.       Consolidated Net Income for past four fiscal     $____________________
                  quarters
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         2.       Income taxes for past four fiscal quarters (to   $____________________
                  the extent subtracted in calculating H1)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         3.       Consolidated Interest Expense for past four      $____________________ Insert amount from Line
                  fiscal quarters (to the extent subtracted in                           H18
                  calculating H1)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         4.       Amortization expense for intangible assets       $____________________
                  for past four fiscal quarters (to the extent
                  subtracted in calculating H1)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         5.       Depreciation expense for past four fiscal
                  quarters (to the extent subtracted in
                  calculating H1)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         6.       Losses on sales of assets (excluding sales in    $____________________
                  the ordinary course of business) and other
                  extraordinary losses for past four fiscal
                  quarters (to the extent subtracted in
                  calculating H1)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         7.       Interest income for past four fiscal quarters    $____________________
                  arising from traditional investment
                  activities with banks, investment banks
                  and other financial institutions or relating
                  to governmental or other marketable securities
                  (to the extent added in calculating H1)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         8.       Gains on sales of assets (excluding sales in     $____________________
                  the ordinary course of business) and other
                  extraordinary gains for past four fiscal
                  quarters (to the extent added in calculating
                  H1)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         9.       Capital Expenditures for past four fiscal        $____________________
                  quarters
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         10.      Without duplication, any payments made by a
                  Consolidated Subsidiary constituting a
                  repayment of principal Indebtedness (other
                  than (x) the Obligations and (y) repayments of
                  principal made with the proceeds of a            $____________________
                  refinancing of such Indebtedness otherwise
                  permitted pursuant to this Agreement) or with
                  respect to a reserve, and
------------------------------------------------------------------ --------------------- ---------------------------

                                       77


------------------------------------------------------------------ --------------------- ---------------------------
         11.       Without duplication, any other mandatory
                  payment made by a Consolidated Subsidiary in
                  such period not included as an expense or loss   $____________________
                  in calculating Consolidated Net Income
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         12.      Consolidated EBITDA (sum of Lines H1, H2, H3,    $____________________
                  H4, H5 and H6 less sum of Lines H7, H8, H9,
                  H10 and H11)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         13.      Restricted Earnings for the past four fiscal     $____________________
                  quarters
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         14.      Adjusted Consolidated EBITDA (Line H12 minus     $____________________
                  Line H13)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         15.      All interest charges (including capitalized      $____________________
                  interest, imputed interest charges with
                  respect to Capitalized Lease Obligations and
                  all amortization of debt discount and expense
                  and other deferred financing charges) of the
                  Borrower and its Subsidiaries on a
                  consolidated basis for such period determined
                  in accordance with GAAP, other than interest
                  charges relating to Non-Recourse Indebtedness
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         16.      All commitment or other fees payable in          $____________________
                  respect of the issuance of standby letters of
                  credit or other credit facilities for the
                  account of the Borrower or its Subsidiaries
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         17.      Net costs/expenses incurred by the Borrower      $____________________
                  and its Subsidiaries under Derivative
                  Arrangements
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         18.      Consolidated Interest Expense (Sum of Lines      $____________________
                  H15, H16 and H17)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         19.      The aggregate amount of all mandatory            $____________________
                  scheduled payments (whether designated as
                  payments or prepayments) and scheduled sinking
                  fund payments with respect to principal of any
                  Recourse Indebtedness of the Borrower or its
                  Subsidiaries (including payments in the nature
                  of principal under Capital Leases) for the
                  last 4 quarters
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         20.      Consolidated Fixed Charges (Sum of Lines H18     $____________________
                  and H19)
------------------------------------------------------------------ --------------------- ---------------------------

                                       78

------------------------------------------------------------------ --------------------- ---------------------------
         21.      Fixed Charge Coverage Ratio (ratio of Lines      _________1.00        (ratio must not be less
                  H14 to (ii) Line H20)                                                  than 1.50 to 1.00)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
I.       Liquidity Covenant (Section 7.26)
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         1.       Unrestricted cash at Borrower                    $____________________
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         2.       Unused availability of senior unsecured credit   $____________________
                  facilities available to Borrower
------------------------------------------------------------------ --------------------- ---------------------------
------------------------------------------------------------------ --------------------- ---------------------------
         3.       Liquid Assets (Line I1 plus Line I2)             $___________________  (amount must exceed
                                                                                         $30,000,000)
------------------------------------------------------------------ --------------------- ---------------------------

                                   SCHEDULE 1

                                  PRICING GRID

------------------ ------------------- ------------ ------------------- -------------------
  If the Level      The Facility Fee       The        The Eurodollar      The Base Rate
    Status Is           Rate is:       Utilization      Margin is:          Margin is:
                                        Fee Rate
                                           is:
------------------ ------------------- ------------ ------------------- -------------------
------------------ ------------------- ------------ ------------------- -------------------
Level I Status     0.080%              0.100%       0.420%                    0.000%
------------------ ------------------- ------------ ------------------- -------------------
------------------ ------------------- ------------ ------------------- -------------------
Level II Status    0.100%              0.125%       0.500%                    0.000%
------------------ ------------------- ------------ ------------------- -------------------
------------------ ------------------- ------------ ------------------- -------------------
Level III Status   0.125%              0.150%       0.625%                    0.000%
------------------ ------------------- ------------ ------------------- -------------------
Level IV Status    0.150%              0.200%       0.725%                    0.000%
------------------ ------------------- ------------ ------------------- -------------------
------------------ ------------------- ------------ ------------------- -------------------
Level V Status     0.200%              0.250%       0.800%                    0.000%
------------------ ------------------- ------------ ------------------- -------------------
------------------ ------------------- ------------ ------------------- -------------------
Level VI Status    0.600%              0.500%       1.400%                    0.400%
------------------ ------------------- ------------ ------------------- -------------------


         Each change in a rating shall be effective as of the date it is announced by the applicable rating agency.

         In the event that the Moody's Rating and the S&P Rating fall in consecutive Levels, the rating falling in the lower Level (with Level I being the highest Level and Level VI being the lowest Level) shall govern for purposes of determining the applicable pricing pursuant to the above pricing grid. In the event that the Moody's Rating and the S&P Rating fall in non-consecutive Levels, the Level immediately above the Level in which the lower rating falls (with Level I being the highest Level and Level VI being the lowest Level) shall govern for purposes of determining the applicable pricing pursuant to the above pricing grid.

                                   SCHEDULE 4
              ADMINISTRATIVE AGENT'S NOTICE AND PAYMENT INFORMATION

                                Part A - Payments

Loan Repayments, Interest, Fees:

                  ABN AMRO Bank N.V.
                  New York, NY
                  ABA # 026009580
                  F/O ABN AMRO Bank, N.V.
                  Chicago Branch CPU
                  Account # 650-001-1789-41
                  Reference:  Agency Services  Black Hills Corporation


                                Part B - Notices

Notices related to commitments, covenants or extensions of expiry/termination dates:

                  ABN AMRO Bank N.V.
                  208 South LaSalle Street, Suite 1500
                  Chicago, IL  60604-1003
                  Attn: Agency Services
                  E-Mail:   beata.konopko@abnamro.com
                  FAX:     (312)-992-5157

                  ABN AMRO Bank N.V.
                  208 South LaSalle Street, Suite 1500
                  Chicago, IL  60604-1003
                  Attn: Credit Administration
                  E-Mail: kenneth.keck@abnamro.com
                  FAX:     312-992-5111

                  ABN AMRO Bank N.V.
                  135 South LaSalle Street, Suite 710
                  Chicago, Illinois 60603
                  Attn: Thomas Sterr
                  E-Mail: thomas.sterr@abnamro.com
                  FAX: (312)-904-6387

Notices related to Loans, Letters of Credit and Fees:

                  ABN AMRO Bank N.V.
                  208 South LaSalle Street, Suite 1500
                  Chicago, IL  60604-1003
                  Attn: Agency Services

                  E-Mail:   beata.konopko@abnamro.com
                  FAX:     312-992-5157

Address for all Required Executed Documentation and Financial Information:

                  ABN AMRO Bank N.V.
                  208 South LaSalle Street, Suite 1500
                  Chicago, IL  60604-1003
                  Attn: Credit Administration
                  E-Mail: kenneth.keck@abnamro.com
                  FAX:     312-992-5111

                                  SCHEDULE 5.2

                      BLACK HILLS CORPORATION SUBSIDIARIES

                    Subsidiary Name                State of Origin          BHC's        Description of Subsidiary's
                                                                          Ownership       Authorized Capital Stock, if
                                                                                              not wholly owned

1        Acquisition Partners, L.P.             New York               100%                          N/A
2.       Adirondack Hydro Development           Delaware               100%                          N/A
         Corporation
3.       Adirondack Hydro-Fourth Branch, LLC    New York               100%                          N/A
4.       Adirondack Operating Services, LLC     New York               100%                          N/A
5.       Black Hills Berkshire, LLC             Delaware               100%                          N/A
6.       Black Hills Capital Development, Inc.  Illinois               100%                          N/A
7.       Black Hills Colorado, LLC              Delaware               100%                          N/A
8.       Black Hills Energy Capital, Inc.       Delaware               100%                          N/A
9.       Black Hills Energy Pipeline, LLC       Delaware               100%                          N/A
10.      Black Hills Energy Resources, Inc.     South Dakota           100%                          N/A
11.      Black Hills Energy Terminal, LLC       South Dakota           100%                          N/A
12.      Black Hills Energy, Inc.               South Dakota           100%                          N/A
13.      Black Hills Exploration and            Wyoming                100%                          N/A
         Production, Inc.
14.      Black Hills Fiber Systems, Inc.        South Dakota           100%                          N/A
15.      Black Hills Fibercom, LLC              South Dakota           51%              Black Hills Fibercom, LLC
                                                                                        has a single class of units
                                                                                        of membership of which 41
                                                                                        units are issued and
                                                                                        outstanding.  Black Hills
                                                                                        Fiber Systems, Inc. holds 21
                                                                                        units.
16.      Black Hills Fountain Valley, LLC       Delaware               100%                          N/A
17.      Black Hills Generation, Inc.           Wyoming                100%                          N/A

18.      Black Hills Harbor, LLC                Delaware               83.3%            Black Hills Harbor, LLC has

                                       83

                                                                                        a single class of units of
                                                                                        membership.  100 units of
                                                                                        which are currently issued
                                                                                        and outstanding. Black
                                                                                        Hills Corporation indirectly
                                                                                        holds interests in 83.3% of
                                                                                        the units.
19.      Black Hills High Desert, Inc.          Delaware               100%                          N/A
20.      Black Hills Idaho Operations, LLC      Delaware               100%                          N/A
21.      Black Hills Independent Power Fund,    Texas                  100%                          N/A
         Inc.
22.      Black Hills Kilgore Energy Pipeline,   Delaware               100%                          N/A
         LLC
23.      Black Hills Kilgore Pipeline, Inc.     Delaware               100%                          N/A
24.      Black Hills Kilgore Pipeline           Texas                  100%                          N/A
         Company, L.P.
25.      Black Hills Long Beach, Inc.           Delaware               100%                          N/A
26.      Black Hills Millennium Pipeline, Inc.  South Dakota           100%                          N/A
27.      Black Hills Millennium Terminal, Inc.  South Dakota           100%                          N/A
28.      Black Hills Nevada Operations, LLC     Delaware               100%                          N/A
29.      Black Hills Nevada Real Estate         Delaware               100%                          N/A
         Holdings, LLC
30.      Black Hills Nevada, LLC                Delaware               100%                          N/A
31.      Black Hills North America, Inc.        Delaware               100%                          N/A
32.      Black Hills Operating Company, LLC     Delaware               100%
33.      Black Hills Ontario, LLC               Delaware               50%              Black Hills Ontario, LLC has
                                                                                        a single class of units of
                                                                                        membership, of which 100
                                                                                        units are issued and
                                                                                        outstanding.
34.      Black Hills Power, Inc.                South Dakota           100%                          N/A
35.      Black Hills Southwest, LLC             Delaware               100%                          N/A
36       Black Hills Valmont Colorado, Inc.     Delaware               100%                          N/A
37.      DAKSOFT, Inc.                          South Dakota           100%                          N/A

38.      Desert Arc I, LLC                      Delaware               50%              Desert Arc I, LLC has a
                                                                                        single class of units of
                                                                                        membership, of which

                                       84

                                                                                        Black Hills Corporation
                                                                                        indirectly holds 50%.

39.      Desert Arc II, LLC                     Delaware               50%              Desert Arc II, LLC has a
                                                                                        single class of unites of
                                                                                        membership, of which
                                                                                        Black Hills Corporation
                                                                                        indirectly holds 50%.
40.      EIF Investors, Inc.                    Delaware               100%                          N/A
41.      E-Next A Equipment Leasing Company,    Delaware               100%                          N/A
         LLC
42.      Enserco Energy, Inc.                   South Dakota           100%                          N/A
43.      Fountain Valley Power, L.L.C.          Delaware               100%                          N/A
44.      Harbor Cogeneration Company            California             83.3%            Harbor Cogeneration Company
                                                                                        is a California general
                                                                                        partnership.  Black Hills
                                                                                        Corporation has an indirect
                                                                                        ownership interest of 83.3%
45.      Hudson Falls, LLC                      New York               100%                          N/A
46.      ICPM, Inc.                             Illinois               100%                          N/A
47.      Indeck Auburndale, LLC                 Delaware               100%                          N/A
48.      Indeck Gordonsville, LLC               Delaware               100%                          N/A
49.      Indeck North American Power Fund, LP   Delaware               81.9%            Indeck North American Power
                                                                                        Fund, L.P. is a limited.
                                                                                        Black Hills Corporation
                                                                                        holds direct and indirect
                                                                                        general and limited
                                                                                        partnership interests
                                                                                        totaling up to 81.9%.
50.      Indeck Hills North American Power      Delaware               85.7%            Indeck North American Power
         Partners, LP                                                                   Partners, LP is a limited.
                                                                                        Black Hills Corporation
                                                                                        holds direct and indirect
                                                                                        general and limited
                                                                                        partnership interests
                                                                                        totaling up to 85.7%

51.      Indeck Pepperell Power Associates,     Delaware               82.9%            Indeck Pepperell Power
         Inc.                                                                           Associates, Inc. has a
                                                                                        single class of stock
                                                                                        with 100 shares issued
                                                                                        and outstanding.  Black
                                       85

                                                                                        Hills Corporation
                                                                                        indirectly owns 82.9%
                                                                                        of the capital stock of
                                                                                        Indeck Pepperell, by
                                                                                        and through its interests
                                                                                        in Indeck North
                                                                                        American Power Fund,
                                                                                        L.P.

52.      Landrica Development Company           South Dakota           100%                          N/A
53.      Las Vegas Cogeneration Energy          Delaware               100%                          N/A
         Financing, LLC
54.      Las Vegas Cogeneration II, LLC         Delaware               100%                          N/A
55.      Las Vegas Cogeneration Limited         Nevada                 50%              Las Vegas Cogeneration
         Partnership                                                                    Limited Partnership has an
                                                                                        85% general partnership
                                                                                        interest, of which Black
                                                                                        Hills Corporation indirectly
                                                                                        owns 50%, and a 15% limited
                                                                                        partnership interest, of
                                                                                        which Black Hills
                                                                                        Corporation indirectly owns
                                                                                        50%.
56.      Middle Falls Corporation               New York               100%                          N/A
57.      Middle Falls II, LLC                   New York               100%                          N/A
58.      Middle Falls Limited Partnership       New York               50%              Middle Falls Limited
                                                                                        Partnership has a 2%
                                                                                        general partnership
                                                                                        interest, of which Black
                                                                                        Hills Corporation
                                                                                        indirectly holds 1%, and
                                                                                        a 98% limited
                                                                                        partnership interest, of
                                                                                        which Black Hills
                                                                                        Corporation indirectly
                                                                                        holds 49%


59.      Middle Falls Partners, LLC             New York               50%              Middle Falls Partners,
                                                                                        LLC has a single class
                                                                                        of units of membership,
                                                                                        of which Black Hills
                                                                                        Corporation indirectly

                                       86

                                                                                        holds 50%.
60.      Millennium Pipeline Company, L.P.      Texas                  100%
61.      Millennium Terminal Company, L.P.      Texas                  100%
62.      NHP, L.P.                              New York               100%                          N/A
63.      North American Funding, L.L.C.         Delaware               100%                          N/A
64.      Northern Electric Power Company, L.P.  New York               37%              Northern Electric Power
                                                                                        Company, L.P. has a
                                                                                        99% limited partnership
                                                                                        interest, of which Black
                                                                                        Hills Corporation
                                                                                        indirectly owns 36.5%
                                                                                        and a 1% general
                                                                                        partnership interest, of
                                                                                        which Black Hills
                                                                                        Corporation indirectly
                                                                                        owns 0.5%.
65.      NYSD Limited Partnership               New York               100%                          N/A
66.      NYSD Partners, LLC                     New York               100%                          N/A
67.      Sissonville Corporation                New York               100%                          N/A
68.      Sissonville II, LLC                    New York               100%                          N/A
69.      Sissonville Limited Partnership        New York               100%                          N/A
70.      Sissonville Partners, LLC              New York               100%                          N/A
71.      South Glens Falls, L.P.                New York               30.2%            South Glens Falls, L.P.
                                                                                        has a 99% limited
                                                                                        partnership interest, of
                                                                                        which Black Hills
                                                                                        Corporation indirectly
                                                                                        owns 29.7% and a 1%
                                                                                        general partnership
                                                                                        interest, of which Black
                                                                                        Hills Corporation
                                                                                        indirectly owns 0.5%.
72.      South Glens Falls, LLC                 New York               100%                          N/A
73.      State Dam Corporation                  New York               100%                          N/A
74.      State Dam II, LLC                      New York               100%                          N/A


75.      Sunco, Ltd., a limited liability       Nevada                 100%                          N/A
         company
76.      VariFuel, LLC                          South Dakota           100%                          N/A
77.      Warrensburg Corporation                New York               100%                          N/A
78.      Warrensburg Hydro Power Limited        New York               100%                          N/A
         Partnership

                                       87


79.      Warrensburg II Corporation             New York               100%                          N/A
80.      Wyodak Resources Development Corp.     Delaware               100%                          N/A

                                  SCHEDULE 5.5

                       LITIGATION AND LABOR CONTROVERSIES

Black Hills Harbor, LLC - City of Long Beach

         In June of 2000, the City of Long Beach, a municipal corporation in the State of California, acting for the Port of Long Beach ("City"), brought an action against Black Hills Harbor, LLC (formerly known as Indeck Harbor, LLC) ("Fund"), alleging breaches of a partnership interest purchase agreement dated as of January 1, 1995 ("Agreement"), relating to the amount and timing of certain contingent payments, if any, due the City resulting in claims by the City in excess of $9 million. The court ordered that the disputes raised in litigation must be resolved by arbitration in accordance with the terms of the Agreement. Representatives of the City and the Fund engaged in mediation to attempt to resolve the disputes involving a transportation tax for natural gas delivered to a power facility located in Long Beach and owned by the Fund. Because the parties were unable to reach resolution of the dispute, they have pursued arbitration.

Grizzly Gulch Fire

         On June 29, 2002, a forest fire began near Deadwood, South Dakota. Before being contained more than eight days later, the fire consumed over 10,000 acres of public and private land, mostly consisting of rugged forested areas. The fire destroyed 7 homes, and approximately 15 outbuildings. There are no reported personal injuries at this time. In addition, the fire burned to the edge of the City of Deadwood, forcing the evacuation of the City of Deadwood, and an adjacent City of Lead, South Dakota. These communities are active in the tourist and gaming industries. Individuals were ordered to leave their homes and motels, and businesses were closed for a short period of time. On July 16, 2002, the State of South Dakota announced the results of its investigation of the cause and origin of the fire. The State concluded that the fire was caused by tree encroachment into and contact with a transmission line owned and maintained by Black Hills Power, Inc.

         Black Hills Power is in the process of completing its own investigation of the fire, and will request access to the materials that form the basis for the State's conclusions. This investigation is not complete. Depending on the outcome of this process, it is possible that claims will be made against Black Hills Power for damages allegedly caused by the fire, for fire suppression costs and costs of remediation of burned areas, for individual and business losses relating to injury to personal and real property, and lost income. No civil action or regulatory proceeding is pending at this time.

                                  SCHEDULE 5.11

                              ENVIRONMENTAL MATTERS

                                      None.

                                  SCHEDULE 7.9

                                 EXISTING LIENS

1.   Enserco  Energy  Inc.  has  granted a security  interest in favor of Fortis
     Capital Corp., with respect to Enserco Energy Inc.'s personal property assets to secure the $135,000,000 credit facility referred to in on
     Schedule 7.15.

2. Black Hills Energy Resources, Inc. has granted a security interest in favor of Fortis Capital Corp., with respect to Black Hills Energy Resources, Inc.'s personal property assets to secure the $25,000,000 credit facility referred to on Schedule 7.15.

3. Black Hills Power, Inc. Indenture of Mortgage and Deed of Trust has a first mortgage lien on substantially all of the properties used in the electric utility business excluding "Excepted Property." Excepted property includes all cash and securities; all contracts, leases and other agreements; all permits, licenses, franchises and rights granted by governmental entities; all movable equipment and parts including motor vehicles; all materials, supplies and merchandise offered for sale in the ordinary course of business, fuel and other consumables; all office furniture and office equipment, communications equipment and computer equipment; all minerals, crops and timber harvested or extracted from land; all leasehold interests; and all property not used in the electric utility business.

4. Black Hills Exploration and Production has granted security interests in various certificates of deposits for oil & gas leases and operations totaling less than $150,000 in aggregate.

5. Wyodak Resources Development Corp. has granted a security interest in a certificate of deposit in the amount of $397,000 to securitize its self-insurance permit for black lung liability.

                                  Schedule 7.14
                              Existing Investments

1. Landrica Development Company holds 700,000 registered and unrestricted shares of the common stock of KFx, Inc. and 1,300,000 warrants to purchase a single share of the common stock of KFx at $3.48 at any time prior to April 30, 2005.

2. Landrica Development Company holds a $450,000 equity investment in Phase Technology, LLC.

3. Landrica Development Company holds a $50,000 equity investment in Genesis Equity Fund, LLC.

4. Black Hills Corporation holds investments in life insurance policies and nonqualified deferred compensation plans in the amount of $2,363,000.

5. Black Hills Power, Inc. holds investments in life insurance policies and nonqualified deferred compensation plans in the amount of $2,586,000.

6. Wyodak Resources Development Corp. holds investments in life insurance policies in the amount of $451,000.

7. Black Hills Exploration and Production, Inc. holds investments in life insurance policies in the amount of $72,000.

8. Black Hills FiberCom, LLC holds investments in life insurance policies in the amount of $108,000.

9. Daksoft, Inc. holds investments in life insurance policies in the amount of $149,000.

10. Black Hills Energy Capital, Inc. has an equity investment in Black Hills Idaho Operations, LLC in the amount of $2,968,000.

11. Black Hills Energy Capital, Inc. has an equity investment in EIF Funds in the amount of $9,888,000.

12. Black Hills Energy Capital, Inc. holds other various notes receivable in the aggregate amount of $1,676,000

13. Black Hills Fiber Systems, Inc. holds a convertible debenture note in the amount of $40,000,000 due from Black Hills FiberCom, LLC.

                                  SCHEDULE 7.15
                             PERMITTED INDEBTEDNESS

(A) Indebtedness of Marketing Subsidiaries
1.                    Enserco Energy Inc. Credit Facility with Fortis Capital Corp.                      $135,000,000
2.                    Black Hills Energy Resources, Inc. Credit Facility with Fortis Capital              $25,000,000
                      Corp. (In addition there is a $12,500,000 overdraft line).
(B) Other Indebtedness
1.                    Black Hills Power, Inc./Black Hills Generation, Inc. Note Payable to                   $992,909
                      Bear Paw Energy, LLC.
2.                    Credit Agreement between Black Hills Colorado, LLC, the Bank Nova                  $135,000,000
                      Scotia, and various other banks.
3.                    Black Hills Corporation First Mortgage Bonds.                                      $187,835,904
4.                    Black Hills Power, Inc. Pollution Control Revenue Bonds.                            $24,500,000
5.                    Black Hills Power, Inc. Environmental Improvement Revenue Bonds                      $2,855,000
                      (Floating Rate).
6.                    Wyodak Resources Development Corp. reclamation bond obligations                     $21,644,000
                      relating to its mining permits.
7.                    Landrica Development Company reclamation bond obligation relating to                 $3,794,997
                      its mining permits.
8.                    Black Hills Exploration and Production, Inc. miscellaneous performance                 $500,000
                      bonds and letters of credit relating to oil and gas well leases and operations.
9.                    Black Hills Corporation and Black Hills Nevada, LLC bridge loan                     $50,000,000
                      secured by the Las Vegas Cogen II facility.
10.                   Term loan and letter of credit facility between Black Hills Fountain               $164,471,218
                      Valley, LLC, Fountain Valley Power, LLC, and E-Next A Equipment
                      Leasing Company, LLC and various banks (including Union Bank of
                      California as agent bank).
11.                   Northern Electric Power Co. L.P. project financing term loan secured                $66,878,240
                      by the Hudson Falls generating plant.
12.                   South Glens Falls LP project financing term loan secured by the South               $22,878,498
                      Glens Falls generating plant.
13.                   Black Hills Corporation guarantee of lease payments on the Wygen 1                 $140,000,000
                      facility.
14.                   Black Hills Corporation guarantee in favor of Cheyenne Light, Fuel and               $5,000,000
                      Power in connection with performance of the Wygen 1 Power Purchase
                      Agreement.
15.                   Black Hills Corporation guarantee in favor of Cheyenne Light, Fuel and              $10,000,000
                      Power in connection with performance of Black Hills Generation under the Gillette Turbine Power Purchase Agreement.

                                       93

16.                   Black Hills Corporation guarantee in favor of Las Vegas Cogen II                       $749,970
                      interconnection agreement with Nevada Power Company.
17.                   Black Hills Corporation completion guarantee in favor of Bank of Nova              All payments
                      Scotia in connection with expanded Colorado facilities.
18.                   Black Hills Corporation guarantee in favor of UBS AG in connection                   $3,000,000
                      with Enserco Energy, Inc.'s Derivative, Power and Gas Agreements with
                      UBS AG.
19.                   Black Hills Corporation guarantee in favor of Koch Exploration                       $4,500,000
                      Company, LLC in connection with Enserco Energy, Inc. agreements with
                      Koch Exploration Company, LLC.

All indebtedness balances are as of June 30, 2002 (except for inclusion of additional $75,000,000 on First Mortgage Bonds issued August 8, 2002).

                                  SCHEDULE 7.19

           RESTRICTIONS ON DISTRIBUTIONS AND EXISTING NEGATIVE PLEDGES


1.   Enserco  Energy  Inc.  has  granted a security  interest in favor of Fortis
     Capital Corp., with respect to Enserco Energy Inc.'s personal property assets to secure the $135,000,000 credit facility referred to in on
     Schedule 7.15.

2. Black Hills Energy Resources, Inc. has granted a security interest in favor of Fortis Capital Corp., with respect to Black Hills Energy Resources, Inc.'s personal property assets to secure the $25,000,000 credit facility referred to on Schedule 7.15.

3. Black Hills Power, Inc. Indenture of Mortgage and Deed of Trust contains a provision which prohibits the payment of dividends should the Company's retained earnings amount not meet certain minimal levels. Currently the Company is required to maintain a retained earnings level of greater than $318,000 for dividend payments to be allowed under the indenture.

4.   Substantially  all of Black Hills Energy  Capital,  Inc.'s project  finance
     subsidiaries'   nonrecourse  debt  contain   restrictions   which  prohibit
     distributions unless certain financial covenants limits are met.

Dividends on Black Hills Corporation's preferred stock must be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the Company's common stock. The Company's preferred stock is cumulative.